                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         CRAFTMADE INTERNATIONAL, INC.
                        TRADE SOURCE INTERNATIONAL, INC.
                           NEALL AND LESLIE HUMPHREY
                                  JOHN DEBLOIS
                               WILEY FAMILY TRUST
                                JAMES BEZZERIDES
                     BEZZCO INC. EMPLOYEE RETIREMENT TRUST
                                      AND
                        TRADE SOURCE INTERNATIONAL, INC.


                                  JULY 1, 1998
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                               TABLE OF CONTENTS


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
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I

         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II

         THE MERGER; CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         2.2     Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.3     Majority Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.4     Differential Treatment of Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.5     Certificates of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.6     The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.7     Closing Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.8     Earnest Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE MAJORITY
         SHAREHOLDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.1     Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.2     Authority; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         3.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.5     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.6     Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.7     Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.8     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.9     No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.10    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.11    No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.12    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.13    Compliance with Legal Requirements; Governmental
                 Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.14    Legal Proceedings; Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.15    Absence of Certain Changes and Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.16    Contracts; No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.17    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.18    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.19    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.20    Labor Relations; Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.21    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.22    Certain Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
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
         3.23    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.24    Relationships with Related Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         3.25    Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         3.26    Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF
         THE MINORITY SHAREHOLDERS AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         4.1     Authority; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         4.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         4.3     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         4.4     Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF BUYER AND THE
         SUBSIDIARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         5.1     Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         5.2     Authority; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         5.3     Certain Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         5.4     Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         5.5     Buyer Shares Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE VI

         COVENANTS OF SELLERS AND THE COMPANY PRIOR TO
         CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         6.1     Access and Investigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         6.2     Operation of the Businesses of the Acquired Companies  . . . . . . . . . . . . . . . . . . . . . .   28
         6.3     Negative Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         6.4     Required Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         6.5     Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         6.6     Payment of Indebtedness by Related Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         6.7     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         6.8     Building Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         6.9     Meeting of Company Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE VII

         COVENANTS OF BUYER AND SUBSIDIARY PRIOR TO
         CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.1     Approvals of Governmental Bodies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.2     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.3     Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.4     Meeting of Subsidiary Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
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
ARTICLE VIII

         CONDITIONS PRECEDENT TO BUYER'S AND SUBSIDIARY'S
         OBLIGATION TO CLOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.1     Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.2     Sellers' Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.4     Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.5     No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         8.6     No Claim Regarding Stock Ownership or Sale Proceeds  . . . . . . . . . . . . . . . . . . . . . . .   32
         8.7     No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         8.8     Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         8.9     Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

ARTICLE IX

         CONDITIONS PRECEDENT TO COMPANY'S AND SELLERS'
         OBLIGATION TO CLOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         9.1     Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         9.2     Buyer's Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         9.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         9.4     Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         9.5     No Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         9.6     Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE X

         EMPLOYEES; BONUSES AND DIVIDENDS; NOMINATION TO
         BUYER'S BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         10.1    Retention of Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         10.2    Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         10.3    Bonuses; Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         10.4    Board of Directors of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE XI

         TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         11.1    Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         11.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         11.3    Exclusive Dealing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

ARTICLE XII

         INDEMNIFICATION; REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         12.1    Survival; Right to Indemnification Not Affected by Knowledge . . . . . . . . . . . . . . . . . . .   36
         12.2    Indemnification and Payment of Damages
                 by the Majority Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
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         12.3    Indemnification and Payment of Damages by
                 the Majority Shareholders -- Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . .   37
         12.4    Indemnification and Payment of Damages by
                 the Minority Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         12.5    Indemnification and Payment of Damages by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . .   39
         12.6    Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         12.7    Procedure for Indemnification--Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . .   39
         12.8    Procedure for Indemnification--Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         12.9    Limitation on Buyer's and Subsidiary's Source of Indemnity . . . . . . . . . . . . . . . . . . . .   40
         12.10   Limitation of Certain Tax Liabilities of Majority Shareholder  . . . . . . . . . . . . . . . . . .   40

ARTICLE XIII

         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         13.1    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         13.2    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         13.3    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         13.4    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         13.5    Jurisdiction; Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         13.6    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         13.7    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         13.8    Entire Agreement and Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         13.9    Disclosure Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         13.10   Assignments, Successors, and No Third-party Rights . . . . . . . . . . . . . . . . . . . . . . . .   44
         13.11   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         13.12   Section Headings, Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         13.13   Time of Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         13.14   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         13.15   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

FORM OF DISCLOSURE LETTER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

FORM OF BUYER'S DISCLOSURE LETTER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

EXHIBIT 2.1 -- FORM OF CERTIFICATES OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

EXHIBIT 2.7(a)(i) -- SELLERS' RELEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

EXHIBIT 2.7(a)(ii) -- EMPLOYMENT AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

EXHIBIT 2.7(a)(iii) -- REGISTRATION RIGHTS AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

EXHIBIT 2.7(b)(vii) -- BUYER'S AND SUBSIDIARY'S RELEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

EXHIBIT 2.7(c) -- ESCROW AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

EXHIBIT 2.7(d) -- LEASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
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
EXHIBIT 8.4(a) -- FORM OF OPINION OF WEINTRAUB,
GENSHLEA & SPROUL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

EXHIBIT 8.4(b) -- ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

EXHIBIT 9.4(a) -- FORM OF OPINION OF HAYNES AND BOONE, LLP  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

EXHIBIT 10.1 -- EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

EXHIBIT 10.3 -- BONUSES AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
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
                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is made as of July 1, 1998, by and among Craftmade International, Inc., a Delaware corporation ("Buyer"), Trade Source International, Inc., a Delaware corporation ("Subsidiary"), Neall and Leslie Humphrey, individuals resident in El Dorado Hills, California (collectively, "Humphrey"), John DeBlois, an individual resident in Dedham, Massachusetts ("DeBlois" and, together with Humphrey, the "Majority Shareholders"), the Wiley Family Trust (the "Family Trust"), James Bezzerides, a married individual resident in Springfield, Missouri, owning the Common Stock (as defined below) in his individual capacity ("Bezzerides"), the Bezzco Inc. Employee Retirement Trust (the "Retirement Trust" and, together with the Family Trust and Bezzerides, the "Minority Shareholders") and Trade Source International, Inc., a California corporation (the "Company").


                                    RECITALS

         WHEREAS, the Majority Shareholders and the Minority Shareholders (collectively, "Sellers") are the record and beneficial owners of all of the issued and outstanding shares of common stock, no par value per share ("Common Stock"), of the Company; and

         WHEREAS, Buyer wishes to acquire all of the outstanding capital stock of the Company for cash and common stock of Buyer through a merger of the Company with and into the Subsidiary.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements set forth and for other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

         "ACQUIRED COMPANIES"--the Company and its Subsidiaries, collectively.

         "APPLICABLE CONTRACT"--any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

         "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "BUYER SHARES CLOSING PRICE"--Eleven Dollars and Twenty-Five Cents ($11.25) per share.

         "BUYER'S DISCLOSURE LETTER"--the disclosure letter delivered by Buyer and Subsidiary to Sellers concurrently with the execution and delivery of this Agreement.

         "CALIFORNIA GENERAL CORPORATION LAW"--the General Corporation Law of the State of California, as amended.

         "CLOSING DATE"--the date and time as of which the Closing actually takes place.

         "COMPANY SHARE"--any share of the Common Stock, no par value per share, of the Company.

         "COMPANY SHAREHOLDER"--any Person who or which holds any Company
Shares.

         "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including (a) the Merger; (b) the execution, delivery, and performance of the Lease Agreement, the Employment Agreements, the Sellers' Releases, the Buyer's and Subsidiary's Release, and the Escrow Agreement; (c) the performance by Buyer, Subsidiary, Sellers and the Company of their respective covenants and obligations under this Agreement; (d) the acquisition of the Company's land (two parcels) and building (located on one of the parcels) in El Dorado Hills, California and the assumption of the current debt on such building by Humphrey prior to the Closing (the "Building Acquisition"); and (e) Buyer's acquisition and ownership of the Company Shares and exercise of control over the Acquired Companies. The parties hereto acknowledge that neither Buyer nor Subsidiary desires to acquire the land and building that constitute the Building Acquisition under any circumstances and are requiring Humphrey to conduct the Building Acquisition as a condition to the other Contemplated Transactions.

         "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DELAWARE GENERAL CORPORATION LAW"--the General Corporation Law of the State of Delaware, as amended.

         "DISCLOSURE LETTER"--the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

         "DISSENTING SHARES"--any Company Share that any Company Shareholder who or which has exercised his or its appraisal rights under the California General Corporation Law holds of record.

         "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to
(a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

         "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

         "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY"--any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

         "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "MAJORITY CONSIDERATION"--the amount of the Merger Consideration that the Majority Shareholders shall receive.

         "MERGER CONSIDERATION"--the aggregate value of the consideration received by the Sellers pursuant to the conversion of the Company Shares pursuant to Section 2.2(e).

         "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and
(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PLAN AFFILIATE"--with respect to any Person, any other person or entity with whom the Person constitutes all or part of a controlled group, or which would be treated with the Person as under common control or whose employees would be treated as employed by the Person, under Section 414 of the IRC and any regulations, administrative rulings and case law interpreting the foregoing.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "RELATED PERSON"--with respect to a particular individual, (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "REQUISITE SHAREHOLDER APPROVAL"--the affirmative vote of the holders of a majority of the Company Shares in favor of this Agreement and the Merger.

         "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                                   ARTICLE II

                              THE MERGER; CLOSING

         2.1 The Merger. Subject to the terms and conditions of this Agreement, the Company will merge with and into the Subsidiary (the "Merger") at the time (the "Effective Time") provided in the Certificates of Merger filed by the Company and the Subsidiary with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, respectively, in the forms attached hereto as Exhibit 2.1 (the "Certificates of Merger"). The Subsidiary shall be the corporation surviving the Merger (the "Surviving Corporation").

         2.2     Effect of Merger.

         (a) General. The Merger shall become effective at the Effective Time. The Merger shall have the effect set forth in the California General Corporation Law and the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

         (b) Certificate of Incorporation. The Certificate of Incorporation of the Subsidiary shall become the Certificate of Incorporation of the Surviving Corporation at and as of the Effective Time.

         (c) Bylaws. The Bylaws of the Subsidiary shall become the Bylaws of the Surviving Corporation at and as of the Effective Time.

         (d) Directors and Officers. The directors and officers of the Company shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

         (e)     Conversion of Company Shares.  At and as of the Effective
Time:

                 (i) each Company Share owned by a Minority Shareholder shall be converted into the right to receive an amount equal to $7003.22 in cash;

                 (ii) each Company Share owned by Humphrey shall be converted into the right to receive an amount equal to $8926.96 in cash and capital stock consideration, in the manner hereinafter provided; and

                 (iii) each Company Share owned by DeBlois shall be converted into the right to receive an amount equal to $8944.68 in cash and capital stock consideration, in the manner hereinafter provided;

provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.2(e) after the Effective Time.

         (f) Conversion of Capital Stock of the Subsidiary. At and as of the Effective Time, each share of Common Stock, $0.01 par value per share, of the Subsidiary shall be converted into one share of Common Stock, $0.01 par value per share, of the Surviving Corporation.

         2.3 Majority Consideration. The Majority Shareholders shall have the option to receive up to an aggregate of twenty-five percent (25%) of the Majority Consideration in cash (the "Majority Cash Consideration") and shall notify Buyer of such percentage no later than ten (10) days prior to the Closing Date. In the event that both of the Majority Shareholders do not notify Buyer of such percentage in accordance with the preceding sentence, the Majority Cash Consideration shall be zero. The Majority Shareholders shall receive shares of common stock, $0.01 par value per share, of the Buyer (the "Buyer Shares") in an amount equal to (i) the Majority Consideration less the Majority Cash Consideration divided by (ii) the Buyer Shares Closing Price, to be issued by the Buyer in favor of Sellers (the "Buyer Shares Consideration"). Ten percent (10%) of the Buyer Shares Consideration (the "Escrow Shares") shall be deposited with the escrow agent referred to in Section 2.7(c) pursuant to the terms of the Escrow Agreement (as defined below).

         2.4 Differential Treatment of Sellers. Pursuant to Section 1101 of the California General Corporation Law and in accordance with Delaware law, the Sellers, who constitute all of the Company Shareholders, hereby acknowledge and consent to the differential treatment of the holders of the Common Stock of the Company with respect to the distribution of the Merger Consideration, as described in this Article II, and each of the Sellers hereby waives any and all claims arising from or related to such differential treatment. Sellers acknowledge that the Majority Shareholders are receiving a premium for the controlling interest in the Company, and each of the Sellers acknowledges that he, she or it has had the opportunity to consult with legal counsel concerning the transactions contemplated by, and related to, this Agreement and the Merger, including the Contemplated Transactions. The Minority Shareholders hereby acknowledge that the law firm of Weintraub Genshlea & Sproul does not represent them.

         2.5 Certificates of Merger. Prior to the Closing, the Company and the Subsidiary will file or cause to be filed with the Secretary of State of the State of California and the Secretary of State of the State of Delaware the Certificates of Merger, along with any other necessary Governmental Authorizations, sufficient to effect the Merger.

         2.6 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Haynes and Boone, LLP, at 201 Main Street, Suite 2200, Fort Worth, Texas, at 10:00 a.m. (local time) on July 1, 1998 or at such other time and place as the parties may
agree.    Subject to the provisions of Article XI, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.7     Closing Obligations. At the Closing:

         (a)     the Company and the Sellers will deliver to the Buyer and the
Subsidiary:

                 (i) releases in the form of Exhibit 2.7(a)(i) executed by Sellers (collectively, "Sellers' Releases");

                 (ii) employment agreements in the form of Exhibit 2.7(a)(ii), executed by Neall Humphrey, Leslie Humphrey and DeBlois, respectively (collectively, "Employment Agreements");

                 (iii)    a registration rights agreement in the form of
         Exhibit 2.7(a)(iii), executed by the Majority Shareholders (the "Registration Rights Agreement");

                 (iv) a certificate executed by Sellers and the Company representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 6.5);

                 (v) an opinion of Weintraub Genshlea & Sproul, dated the Closing Date, in the form of Exhibit 8.4(a);

                 (vi) evidence of the Building Acquisition, to the reasonable satisfaction of Buyer;

                 (vii) a certificate executed by Sellers and the Company representing and warranting to Buyer that this Agreement and the Merger shall have received the approval of all of the Company Shareholders, in accordance with the California General Corporation Law;

                 (viii) certificates representing the Company Shares, for cancellation;

                 (ix) certificates representing all outstanding shares of capital stock of each Acquired Company, other than the Company, owned of record by the Company; and

                 (x) resignations by Leslie Humphrey, Bezzerides and James Spering as members of the Board of Directors of the Company, effective immediately prior to the Effective Time of the Merger.

         (b)     Buyer and the Subsidiary will deliver:

                 (i) the following amounts by bank cashier's check payable to the order of each of the Sellers as follows: an amount to Humphrey equal to (A) 60.5217545% multiplied by (B) the Majority Cash Consideration; an amount to DeBlois equal to (X) 39.4782455% multiplied by (Y) the Cash Consideration; $2,304,304 to the Family Trust; $1,222,693 to Bezzerides; and $94,053 to the Retirement Trust;

                 (ii) certificates for the Buyer Shares Consideration (including the Escrow Shares) for transfer to the Majority Shareholders, representing the issuance of an amount of Buyer Shares as follows: an amount of Buyers Shares to Humphrey equal to (A) the Buyer Shares Consideration less the Escrow Shares multiplied by (B) 60.5217545%; and
         an amount of Buyer Shares to DeBlois equal to (A) the Buyer Shares Consideration less the Escrow Shares multiplied by (B) 39.4782455%;

                 (iii)    the Escrow Shares to the escrow agent referred to in
         Section 2.7(c);

                 (iv) a certificate to the Sellers executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

                 (v) the Employment Agreements to the Sellers, executed by Buyer;

                 (vi) the Registration Rights Agreement to the Sellers, executed by Buyer;

                 (vii) a release to the Sellers in the form of Exhibit 2.7(b)(vii) executed by Buyer and Subsidiary ("Buyer's and Subsidiary's Release");

                 (viii) an opinion of Haynes and Boone, LLP, to the Sellers, dated the Closing Date, in the form of Exhibit 9.4(a); and

                 (ix) a certificate to the Sellers executed by Buyer and Subsidiary representing and warranting to Sellers that this Agreement and the Merger shall have received the approval of all of the stockholders of Subsidiary, in accordance with the Delaware General Corporation Law.

         (c) Buyer and Sellers will enter into an escrow agreement in the form of Exhibit 2.7(c) (the "Escrow Agreement") with The Frost National Bank, a national banking association.

         (d) Buyer and Humphrey will enter into a lease agreement in the form of Exhibit 2.7(d) (the "Lease Agreement").

         2.8 Earnest Money. Pursuant to the terms of that certain Letter of Intent, dated March 16, 1998, from Buyer to the Sellers (the "Letter of Intent"), the Earnest Money deposited by Buyer shall be applied to the Merger Consideration upon Closing. In the event of fraud by Buyer or if Buyer refuses to Close (unless such refusal is pursuant to Article VIII hereof), the Earnest Money shall be returned to Buyer, but the Company shall, notwithstanding
Section 13.1 hereof, receive an amount of the Earnest Money equivalent to the costs and expenses incurred by the Company in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants; provided, however, that such reimbursement to the Company from the Earnest Money in no event shall exceed $100,000. In all other events, the Earnest Money shall be returned to the Buyer.

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                   THE MAJORITY SHAREHOLDERS AND THE COMPANY

         The Majority Shareholders and the Company jointly and severally represent and warrant to Buyer as follows:

         3.1     Organization and Good Standing.

         (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list, for each Acquired Company, of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under material Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where the failure to so qualify would have a material adverse effect on its business, condition, prospects or properties.

         (b) The Majority Shareholders have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

         3.2     Authority; No Conflict.

         (a) This Agreement constitutes the legal, valid, and binding obligation of the Majority Shareholders, enforceable against the Majority Shareholders in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by the Majority Shareholders of the Lease Agreement, the Escrow Agreement, the Employment Agreements and the Sellers' Releases (collectively, the "the Majority Shareholders' Closing Documents"), the Majority Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the Majority Shareholders, enforceable against the Majority Shareholders in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. The Majority Shareholders have all right, power, authority, and capacity to execute and deliver this Agreement and the Majority Shareholders' Closing Documents and to perform their obligations under this Agreement and the Majority Shareholders' Closing Documents. The Company has all corporate right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

         (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated

Transactions will, directly or indirectly (with or without notice or lapse of time) (i) conflict with, or result in a violation of any provision of the Organizational Documents of the Acquired Companies; (ii) to the Knowledge of the Company or the Majority Shareholders, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or either Majority Shareholder, or any of the assets owned or used by any Acquired Company, may be subject; (iii) conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, suspend, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;
(iv) conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

         Except as set forth in Part 3.2 of the Disclosure Letter, no Majority Shareholder or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         (c) The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Company cannot consummate the Merger unless and until it receives the Requisite Shareholder Approval. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity.

         3.3 Capitalization. The authorized equity securities of the Company consist of 50,000 shares of common stock, no par value per share, of which 1,343 shares are issued and outstanding and constitute the Company Shares. Sellers own all of the Company Shares and constitute all of the Company Shareholders. Humphrey owns 500.2675 of the Company Shares and DeBlois owns 325.6775 of the Company Shares (collectively, the "Majority Shares"). The Majority Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the Majority Shares, free and clear of all Encumbrances. The Company has no other class or series of capital stock authorized, issued and outstanding. Except as set forth on Part 3.3 of the Disclosure Letter, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights or other contracts or commitments that could require any Acquired Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Acquired Companies. Except as set forth in
Part 3.3 of the Disclosure Letter, with the exception of the Company Shares (which are owned by the Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances.

         Except as set forth in Part 3.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. Except as set forth on Part 3.3 of the Disclosure Letter, no Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

         3.4 Financial Statements. The Majority Shareholders have delivered to Buyer: (a) a reviewed consolidated balance sheet of the Acquired Companies as of December 31, 1994, and the related reviewed audited consolidated statements of income, changes in shareholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Ernst & Young, LLP, independent certified public accountants, (b) audited consolidated balance sheets of the Acquired Companies as of December 31, 1995 and 1996, respectively, and the related audited consolidated statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Ernst & Young, LLP, independent certified public accountants, (c) an audited consolidated balance sheet of the Acquired Companies as of December 31, 1997 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in shareholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Campbell, Benn & Taylor, independent certified public accountants, and (d) an unaudited consolidated balance sheet of the Acquired Companies as of March 31, 1998 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in shareholders' equity, and cash flow for the three (3) months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

         3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

         3.6 Title to Properties; Encumbrances. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any Acquired Company. The Majority Shareholders have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Majority Shareholders or the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for the Building Acquisition and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for the Building Acquisition and personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature.

         3.7 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Except as set forth on Part 3.7 of the Disclosure Letter, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve with respect to the Accounts Receivable as reflected in the Interim Balance Sheet and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or, to the Knowledge of each of the Company and the Majority Shareholders, will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.7 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

         3.8 Inventory. All inventory of the Acquired Companies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis.

         3.9 No Undisclosed Liabilities. Except as set forth in Part 3.9 of the Disclosure Letter, to the Knowledge of each of the Company and the Majority Shareholders, the Acquired Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.10    Taxes.

         (a) The Acquired Companies have filed or caused to be filed (on a timely basis since 1995) all Tax Returns that are or were required to be filed by or with respect to any of them, pursuant to applicable Legal Requirements. The Majority Shareholders have delivered or made available to Buyer copies of, and Part 3.10 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since January 1, 1995. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Majority Shareholders or any Acquired Company, except such Taxes, if any, as are listed in Part 3.10 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

         (b) Part 3.10 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.10 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.10 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any Acquired Company for all taxable years since 1995, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.10 of the Disclosure Letter, no Majority Shareholder or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

         (c) Except as set forth on Part 3.10 of the Disclosure Letter, the charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate

(determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 3.10 of the Disclosure Letter. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. No Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

         3.11 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists, to the Knowledge of each of the Company and the Majority Shareholders, that may result in such a material adverse change.

         3.12 Employee Benefit Plans. Except as set forth in Part 3.12 of the Disclosure Letter, neither the Company nor any Plan Affiliate has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), "Multi- employer Plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of the Company's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract (collectively, "Employee Benefit Plans"), whether or not written, which could give rise to or result in the Company or such Plan Affiliate having any material debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans previously have been furnished to Buyer. The Employee Benefit Plans are in compliance in all material respects with governing documents and agreements and with applicable laws. There has not been any act or omission by the Company under ERISA or the terms of the Employee Benefit Plans, or any other applicable law or agreement which could give rise to any liability of the Company, whether under ERISA, the IRC or other laws or agreements.

         3.13    Compliance with Legal Requirements; Governmental
Authorizations.

         (a) Except as set forth in Part 3.13 of the Disclosure Letter, to the Knowledge of each of the Majority Shareholders and the Company, each Acquired Company is, and at all times since

January 1, 1995 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

         (b) Part 3.13 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter is valid and in full force and effect. Each Acquired Company owns or possesses all right, title and interest in and to all of the Governmental Authorizations that are necessary to enable it to carry on the business of such Acquired Company as presently conducted. Each Acquired Company has taken all necessary action to maintain such Governmental Authorizations. No loss or expiration of any such Governmental Authorization is threatened, pending or reasonably foreseeable.

         3.14    Legal Proceedings; Orders.

         (a) Except as set forth in Part 3.14 of the Disclosure Letter, there is no pending Proceeding (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of each of the Majority Shareholders and the Company,
(1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Majority Shareholders have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.14 of the Disclosure Letter. The Proceedings listed in Part 3.14 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

         (b) Except as set forth in Part 3.14 of the Disclosure Letter: (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject; and (ii) each Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.

         3.15    Absence of Certain Changes and Events.  Except as set forth in
Part 3.15 of the Disclosure Letter, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

         (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b)     amendment to the Organizational Documents of any Acquired
Company;

         (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except as provided in Section 10.3 or in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

         (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

         (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

         (f) entry into, termination of, or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $10,000;

         (g) sale (other than the Building Acquisition and sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

         (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $10,000;

         (i) material change in the accounting methods used by any Acquired Company; or

         (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         3.16    Contracts; No Defaults.

         (a) Part 3.16(a) of the Disclosure Letter contains a complete and accurate list, and the Majority Shareholders have delivered to Buyer true and complete copies, of all the material Contracts of each Acquired Company. Part 3.16(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Acquired Companies under such Contracts, and the Acquired Companies' office where details relating to such Contracts are located.

         (b) Except as set forth in Part 3.16(b) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.16(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

         (c)     Except as set forth in Part 3.16(c) of the Disclosure Letter:

                 (i) each Acquired Company is, and at all times since January 1, 1995 has been, in full compliance with all applicable material terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

                 (ii) each other Person that has or had any obligation or liability under any material Contract under which an Acquired Company has or had any rights is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of such material Contract;

                 (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                 (iv) no Acquired Company has given to or received from any other Person, at any time since January 1, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material Contract.

         (d) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.17    Insurance.

         (a) The Majority Shareholders have delivered to Buyer true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

         (b) Part 3.17(b) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three (3) preceding policy years, a summary of the loss experience under each policy.

         (c)     Except as set forth on Part 3.17(c) of the Disclosure Letter:

                 (i) All policies to which any Acquired Company is a party or that provide coverage to any Acquired Company, or any director or officer of an Acquired Company (A) are valid, outstanding, and enforceable; (B) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies for all risks to which the Acquired Companies are normally exposed; (C) are sufficient for compliance with all Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound; and (D) will continue in full force and effect following the consummation of the Contemplated Transactions.

                 (ii) No Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                 (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

                 (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

         3.18 Environmental Matters. Except as set forth in Part 3.18 of the disclosure letter:

         (a) Each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Acquired Company and no Majority Shareholder, with respect to the business of any Acquired Company, has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Majority Shareholder, with respect to the business of any Acquired Company, or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Majority Shareholder, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (b) There are no pending or, to the Knowledge of the Majority Shareholders and the Acquired Companies, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

         (c) No Majority Shareholder or Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (d) No Acquired Company, or any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

         (e) To the Knowledge of each of the Majority Shareholders and the Company, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Majority Shareholder, Acquired Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

         (f) There has been no Release or, to the Knowledge of the Majority Shareholders and the Acquired Companies, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest, or any geologically or hydrologically adjoining property, whether by the Majority Shareholders, any Acquired Company, or any other Person.

         (g) The Majority Shareholders have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Majority Shareholders or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Majority Shareholders, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         3.19    Employees.

         (a) Part 3.19 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

         (b) No employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with the Majority Shareholders or the Acquired Companies by any such employee or director. To the Majority Shareholders' Knowledge, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

         (c) Part 3.19 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.20 Labor Relations; Compliance. Since January 1, 1995, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1995, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, lockout or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters or (c) any application for certification of a collective bargaining agent. Each Acquired Company has complied in all respects, or such noncompliance shall not have a material adverse effect with regard to such Acquired Company, with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and occupational safety and health. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.21    Intellectual Property.

         (a) Except as set forth in Part 3.21 of the Disclosure Letter, the Company (i) owns all the licenses, trademarks, tradenames, copyrights, marks, patents and applications for patents listed and attributed to it on Part 3.21(a) of the Disclosure Letter (the "Intellectual Property Assets"), (ii) neither owns nor uses any such items which are not listed in the Disclosure Letter, (iii) pays no royalties to anyone with respect to any such items, and
(iv) has full and lawful right to bring actions for the infringement thereof. The Company owns, or possesses adequate and enforceable rights to use without payment of royalties, all licenses, trademarks, tradenames, copyrights, patents, trade secrets and processes necessary for the conduct of, or use in, its business as the same is presently being conducted.

         (b) Except as set forth on Part 3.21(b) of the Disclosure Letter, the Company has no Knowledge nor has received any notice to the effect that any service it provides or sells, or any process, method, part or material it employs in its business for the use by it or another of any such service, may infringe, or is in conflict with, any asserted right of another. There is no pending or Threatened claim or litigation action against the Company contesting its right to use or the validity of any of the trademarks or tradenames listed on Part 3.21(a) of the Disclosure Letter or asserting its misuse of any of the foregoing, which would deprive it of the right to assert its rights thereunder or which would prevent the sale of any service provided or sold by it.

         3.22 Certain Payments. Since January 1, 1995, no Acquired Company or director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

         3.23    Disclosure.

         (a) No representation or warranty of the Majority Shareholders in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) There is no fact known to either Majority Shareholder that has specific application to either Majority Shareholder or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Majority Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

         3.24 Relationships with Related Persons. No Majority Shareholder or any Related Person of the Majority Shareholders or of any Acquired Company has, or since January 1, 1996 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Majority Shareholder or any Related Person of the Majority Shareholders or of any Acquired Company is, or since January 1, 1996, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(i) had business dealings or a material financial interest in any transaction with any Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company. Except as set forth in Part 3.24 of the Disclosure Letter, no Majority Shareholder or any Related Person of the Majority Shareholders or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

         3.25 Brokers or Finders. The Majority Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.26 Investment Intent. The Majority Shareholders are acquiring the Buyer Shares Consideration for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.


                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                   THE MINORITY SHAREHOLDERS AND THE COMPANY

         The Minority Shareholders and the Company individually represent and warrant to Buyer as follows:

         4.1     Authority; No Conflict.

         (a) This Agreement constitutes the legal, valid, and binding obligation of the Minority Shareholders, enforceable against the Minority Shareholders in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by the Minority Shareholders of the Sellers' Releases (the "Minority Shareholders' Closing Documents"), the Minority Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the Minority Shareholders, enforceable against the Minority Shareholders in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. The Minority Shareholders have all right, power, authority, and capacity to execute and deliver this Agreement and the Minority Shareholders' Closing Documents and to perform their obligations under this Agreement and the Minority Shareholders' Closing Documents.

         (b) None of the Minority Shareholders is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.2 Capitalization. The Family Trust owns 329.035 of the Company Shares, Bezzerides owns 174.59 of the Company Shares and the Retirement Trust owns 13.43 of the Company Shares (collectively, the "Minority Shares"). The Minority Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the Minority Shares, free and clear of all Encumbrances.

         4.3     Disclosure.

         (a) No representation or warranty of the Minority Shareholders in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) There is no fact known to any Minority Shareholder that has specific application to any Minority Shareholder or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as any Minority Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

         4.4 Brokers or Finders. The Minority Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF BUYER AND THE SUBSIDIARY

         Buyer and the Subsidiary represent and warrant to Sellers as follows:

         5.1 Organization and Good Standing. Each of the Buyer and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer is the owner of all outstanding shares of common stock of Subsidiary.

         5.2     Authority; No Conflict.

         (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer and Subsidiary, enforceable against Buyer and Subsidiary in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by Buyer and Subsidiary, as applicable, of the Escrow Agreement, the Employment

Agreements, the Lease Agreement, the Buyer's and Subsidiary's Release and the Registration Rights Agreement (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer and Subsidiary, as applicable, enforceable against Buyer and Subsidiary, as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. Buyer and Subsidiary has all corporate right, power, and authority to execute and deliver this Agreement and the applicable Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

         (b) Except as set forth in Part 5.2 of the Buyer's Disclosure Letter, neither the execution and delivery of this Agreement by Buyer and Subsidiary nor the consummation or performance of any of the Contemplated Transactions by Buyer and Subsidiary will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                 (i) any provision of either Buyer's or Subsidiary's Organizational Documents;

                 (ii) any Legal Requirement or Order to which Buyer or Subsidiary may be subject; or

                 (iii) any Contract to which Buyer or Subsidiary is a party or by which Buyer or Subsidiary may be bound.

Except as set forth in Part 5.2 of the Buyer's Disclosure Letter, neither Buyer nor Subsidiary is, and neither Buyer nor Subsidiary will be required to, obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         5.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer or Subsidiary that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's and Subsidiary's Knowledge, no such Proceeding has been Threatened.

         5.4 Brokers or Finders. Buyer, Subsidiary and their respective officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer or Subsidiary as a result of the action of Buyer, Subsidiary or their respective officers or agents.

         5.5 Buyer Shares Consideration. The Buyer Shares Consideration to be received by Sellers (i) have been duly authorized, and (ii) when issued, will be validly issued, fully paid, nonassessable, and not issued in violation of any preemptive rights or any applicable laws, rules or regulations. The Buyer Shares Consideration will, upon delivery thereof, be free and clear of all liens, charges, pledges, encumbrances, equities and claims whatsoever other than those created by Sellers.


                                   ARTICLE VI

           COVENANTS OF SELLERS AND THE COMPANY PRIOR TO CLOSING DATE

         6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Sellers and the Company will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access, at reasonable times, to each Acquired Company, its personnel, properties (including subsurface testing), contracts, books and records, and all other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

         6.2 Operation of the Businesses of the Acquired Companies. Between the date of this Agreement and the Closing Date, Sellers and the Company will, and will cause each Acquired Company to:

         (a) conduct the business of such Acquired Company only in the Ordinary Course of Business and in accordance with all valid regulations, laws and orders of all Governmental Bodies;

         (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

         (c) confer with Buyer concerning operational matters of a material nature; and

         (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company, as reasonably requested by Buyer.

         6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers and the Company will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.15 is likely to occur.

         6.4 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to,
(a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Buyer in obtaining all consents identified in Part 5.2 of the Buyer's Disclosure Letter.

         6.5 Notification. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Article VI or of the occurrence of any event that may make the satisfaction of the conditions in
Article VIII impossible or unlikely.  No notice given pursuant to this Section
6.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         6.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

         6.7 Best Efforts. Between the date of this Agreement and the Closing Date, each of the Majority Shareholders, the Minority Shareholders and the Company will use their Best Efforts to cause the conditions in Articles VIII and IX to be satisfied.

         6.8 Building Acquisition. Prior to the Closing Date, Humphrey, or an affiliate of Humphrey, shall purchase the Company's land and building in El Dorado Hills, California, and shall assume the current debt on the land and building, (the "Building Debt"). Humphrey, or an affiliate of Humphrey, shall, no later than thirty (30) days after Closing, repay such Building Debt from his personal funds, but Buyer shall reimburse Humphrey, or Humphrey's affiliate, for any prepayment penalty that Humphrey or Humphrey's affiliate may incur in repaying such Building Debt.

         6.9     Meeting of Company Shareholders.

         (a) As soon as practicable after the execution of this Agreement, at a meeting of the Board of Directors of the Company (or by written consent of all of the directors of the Company), the Board of Directors of the Company will approve the Contemplated Transactions, including the Agreement and the Merger, and will provide an affirmative recommendation to the shareholders of the Company in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of the Company shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

         (b) The Company will call a special meeting of its shareholders (the "Company Special Meeting"), as soon as practicable after the approval of the Board of Directors provided in Section 6.9(a) hereof, in order that the shareholders may consider and vote upon the adoption of this Agreement and the approval of the Merger. Such Company Special Meeting shall be held in accordance with and shall comply with all applicable provisions of the California General Corporation Law. Each of the Sellers shall vote or cause to be voted all shares of Common Stock of Company owned by him, her or it, along with all shares of Common Stock of Company over which he, she or it has a proxy, at any meeting of the shareholders of Company, and any and all adjournments thereof, or by written consent or otherwise, in favor of the adoption of this Agreement and the approval of the Merger and the transactions contemplated herein and thereby. Each of the Sellers and the Company shall use his, her or its best efforts to take all actions and to do all things necessary to consummate and make effective the Contemplated Transactions, including the Agreement and the Merger.


                                  ARTICLE VII

            COVENANTS OF BUYER AND SUBSIDIARY PRIOR TO CLOSING DATE

         7.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer and Subsidiary will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, each of Buyer and Subsidiary will (a) cooperate with Seller with respect to all filings that Seller elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (b) cooperate with Seller in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer or Subsidiary to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         7.2 Best Efforts. Except as set forth in the proviso to Section 7.1, between the date of this Agreement and the Closing Date, each of Buyer and Subsidiary will use its Best Efforts to cause the conditions in Articles VIII and IX to be satisfied.

         7.3 Access. Between the date of this Agreement and the Closing Date, Buyer and Subsidiary shall provide to Sellers responses to the Sellers' reasonable due diligence requests.

         7.4     Meeting of Subsidiary Stockholders.

         (a) As soon as practicable after the execution of this Agreement, at a meeting of the Board of Directors of Subsidiary (or by written consent of all of the directors of Subsidiary), the Board of Directors of Subsidiary will approve the Contemplated Transactions, including the Agreement and the Merger, and will provide an affirmative recommendation to the stockholders of Subsidiary in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of the Subsidiary shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

         (b) Subsidiary will call a special meeting of its stockholders (the "Subsidiary Special Meeting"), as soon as practicable after the approval of the Board of Directors provided in Section 7.4(a) hereof, in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger. Such Subsidiary Special Meeting shall be held in accordance with and shall comply with all applicable provisions of the Delaware General Corporation Law. Buyer shall vote or cause to be voted all shares of common stock of Subsidiary owned by Buyer, along with all shares of common stock of Subsidiary over which Buyer has a proxy, at any meeting of the stockholders of the Subsidiary, and any and all adjournments thereof, or by written consent or otherwise, in favor of the adoption of this Agreement and the approval of the Merger and the transactions contemplated herein and thereby. Each of Buyer and Subsidiary shall use its best efforts to take all actions and to do all things necessary to consummate and make effective the transactions Contemplated Transactions, including the Agreement and the Merger.


                                  ARTICLE VIII

                        CONDITIONS PRECEDENT TO BUYER'S
                      AND SUBSIDIARY'S OBLIGATION TO CLOSE

         The obligation of each of Buyer and Subsidiary to consummate the Merger and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         8.1 Accuracy of Representations. Each of Sellers' and the Company's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

         8.2 Sellers' Performance. Each of the covenants and obligations that Sellers and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

         8.3 Consents. Each of the Consents identified in Part 3.2 of the Disclosure Letter, and each Consent identified in Part 5.2 of the Disclosure Letter, must have been obtained and must be in full force and effect.

         8.4 Additional Documents. Each of the following documents must have been delivered to Buyer:

         (a) an opinion of Weintraub Genshlea & Sproul, dated the Closing Date, in the form of Exhibit 8.4(a);

         (b) estoppel certificates executed on behalf of S.T.D. Realty Trust, Moral Tact Company Ltd. and Fook Shing Enterprises Limited, dated as of a date not more than fifteen (15) days prior to the Closing Date, each in the form of Exhibit 8.4(b); and

         (c) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 9.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iv) evidencing the satisfaction of any condition referred to in this Article VIII, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         8.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         8.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Merger Consideration.

         8.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         8.8 Shareholder Approval. The Agreement and the Merger shall have received the approval of all of the Company Shareholders.

         8.9 Dissenting Shares. There are no Dissenting Shares, and no Person has exercised his, her or its dissenter's rights or made a demand upon the Company pursuant to Chapter 13 of the California General Corporation Law or any other applicable law.


                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO COMPANY'S
                       AND SELLERS'  OBLIGATION TO CLOSE

         The obligation of the Company and Sellers to consummate the Merger and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         9.1 Accuracy of Representations. Each of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         9.2 Buyer's Performance. Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

         9.3 Consents. Each of the Consents identified in Part 5.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

         9.4 Additional Documents. Buyer must have caused the following documents to be delivered to Sellers:

         (a) an opinion of Haynes and Boone, LLP, dated the Closing Date, in the form of Exhibit 9.4(a); and

         (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
Section 8.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Article IX, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         9.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the Merger or the other transactions contemplated by this Agreement, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         9.6 Shareholder Approval. The Agreement and the Merger shall have received the approval of all of the shareholders of Subsidiary.


                                   ARTICLE X

                       EMPLOYEES; BONUSES AND DIVIDENDS;
                    NOMINATION TO BUYER'S BOARD OF DIRECTORS

         10.1 Retention of Employees. Buyer shall cause the Surviving Corporation to make a good faith effort to retain the Company employees listed on Exhibit 10.1.

         10.2    Employee Benefits.

         (a) As of the Effective Time, the employees of each Acquired Company (the "Company Employees") shall continue employment with the Surviving Corporation and its subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and employee benefits, as in effect on the date hereof, with such changes as may occur before the Effective Time in the ordinary course of business consistent with past practice. Except as may be specifically required by applicable law or any agreement by which the Company is bound, the Surviving Corporation and its subsidiaries shall have the same right to terminate or change the conditions of any Company Employee's employment or to amend, modify or terminate any employee benefit plan, program or policy, as the Acquired Companies have on the date hereof.

         (b) Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall make available to the Company Employees employee benefit plans and programs which are either (i) the same as are made available to the employees of Buyer, on terms and conditions generally applicable to the employees of Buyer or (ii) no less favorable to the Company Employees than the terms and conditions of the Company Benefit Arrangements in which they were participating immediately prior to the Effective Time. Notwithstanding the foregoing, in no event shall any employee receive duplicate benefits with respect to any period of service. To the extent any employee benefit plan or program in which any Company Employee participates after the Effective Time (x) imposes any pre-existing condition limitation, such condition shall be waived or (y) imposes a waiting period, for purposes of eligibility or vesting, the Company Employees will receive credit for service with the Surviving Corporation prior to the Effective Time.

         10.3    Bonuses; Dividends.  Prior to Closing, the employees listed on
Exhibit 10.3 shall receive the bonuses indicated on such exhibit, and each of the Sellers shall receive a dividend in the amount indicated on Exhibit 10.3.

         10.4 Board of Directors of Buyer. Subsequent to the Closing, if either Neall Humphrey or DeBlois notifies Buyer of his desire to be nominated to the Board of Directors of Buyer at least sixty (60) days prior to the annual meeting of the Buyer's stockholders, the Board of Directors of Buyer, subject to its fiduciary obligations, shall use its best efforts to nominate such person for election to the Board of Directors of Buyer.

                                   ARTICLE XI

                                  TERMINATION

         11.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

         (b) (i) by Buyer if any of the conditions in Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
Article IX has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

         (c)     by mutual consent of Buyer and Sellers; or

         (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 1, 1998, or such later date as the parties may agree upon.

         11.2 Effect of Termination. Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 2.8, 13.1 and 13.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         11.3 Exclusive Dealing. Notwithstanding any other provision in this Agreement to the contrary:

         (a) Until June 14, 1998, (i) Sellers and the Company will not and will cause the Acquired Companies not to, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the acquisition of the Company Shares or the Acquired Companies, their assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory in the ordinary course) and (ii) the Sellers or the Company will immediately notify the Buyer regarding any contact between the Sellers, any Acquired Company or their respective representatives and any other person regarding any such offer or proposal or any related inquiry.

         (b)     Break-up Fee.  If the Sellers or the Company breach this
Section 11.3 and, within six months after the date of such breach, if any Seller or one or more of the Acquired Companies signs a letter of intent or other agreement relating to the acquisition of a material portion of the Company Shares or of the Acquired Companies, their assets, or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory or immaterial portions of the Acquired Companies' assets in the ordinary course) and such transaction is ultimately consummated, then, immediately upon the closing of such transaction, the Sellers or the Company will pay, or cause the Acquired Companies to pay, to the Buyer the sum of $1,000,000. This fee will serve as the exclusive remedy to the Buyer under this Agreement in the event of a breach by the Sellers or the Company of this Section 11.3.


                                  ARTICLE XII

                           INDEMNIFICATION; REMEDIES

         12.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 2.7 and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of two (2) years. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         12.2 Indemnification and Payment of Damages by the Majority Shareholders. The Majority Shareholders, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, shareholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by the Majority Shareholders in this Agreement (without giving effect to any supplement to the Disclosure Letter), the

Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by the Majority Shareholders pursuant to this Agreement;

         (b) any Breach of any representation or warranty made by the Majority Shareholders in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.7(a)(iv) as having caused the condition specified in Section 8.1 not to be satisfied;

         (c) any Breach by either of the Majority Shareholders of any covenant or obligation of such Majority Shareholder in this Agreement; or

         (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Majority Shareholder or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         The remedies provided in this Section 12.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

         12.3 Indemnification and Payment of Damages by the Majority Shareholders -- Environmental Matters. In addition to the provisions of
Section 12.2, the Majority Shareholders, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

         (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which any Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or
(ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Majority Shareholders or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by the Majority Shareholders or any Acquired Company or by any other Person for whose conduct they are or may be held responsible; or

         (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Majority Shareholders or any Acquired Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Acquired Companies prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing
Date) or (ii) Released or allegedly Released by the Majority Shareholders or any Acquired Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

         Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 12.3. The procedure described in Section 12.7 will apply to any claim solely for monetary damages relating to a matter covered by this Section 12.3.

         12.4 Indemnification and Payment of Damages by the Minority Shareholders. The Minority Shareholders, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, shareholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by the Minority Shareholders in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by the Minority Shareholders pursuant to this Agreement;

         (b) any Breach of any representation or warranty made by the Minority Shareholders in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.7(a)(iv) as having caused the condition specified in Section 8.1 not to be satisfied;

         (c) any Breach by any of the Minority Shareholders of any covenant or obligation of such Minority Shareholder in this Agreement; or

         (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Minority Shareholder (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         The remedies provided in this Section 12.4 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

         12.5 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         12.6 Escrow. Upon notice to the Majority Shareholders specifying in reasonable detail the basis for such set-off, Buyer may give notice of a Claim (as defined in the Escrow Agreement) in such amount under the Escrow Agreement. Neither the exercise of nor the failure to give a notice of a Claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

         12.7    Procedure for Indemnification--Third Party Claims.

         (a) Promptly after receipt by an indemnified party under Section 12.2, 12.4, 12.5 or (to the extent provided in the last sentence of Section 12.3) Section 12.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except and only to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

         (b) If any Proceeding referred to in Section 12.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article XII for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         12.8 Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         12.9 Limitation on Buyer's and Subsidiary's Source of Indemnity. Except in the case of fraud, the sole source of indemnity for any Claim to which Buyer or Subsidiary shall be entitled for any Breach of any representation or warranty of the Majority Shareholders in this Agreement or any Breach by either of the Majority Shareholders of any covenant or obligation of such Majority Shareholder in this Agreement shall be the Escrow Shares.

         12.10 Limitation of Certain Tax Liabilities of Majority Shareholder. Except in the case of fraud, none of the Sellers shall be liable for (a) any Claim arising from an audit conducted by the IRS of any Tax Return of any Acquired Company filed prior to January 1, 1998 and (b) any Tax liability of any Acquired Company arising from actions taken by the Acquired Companies at the request of Buyer.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 Expenses. Except as otherwise expressly provided in this Agreement, including Section 2.8, each party to this Agreement will bear its, his or her respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay his, her or its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         13.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer reasonably determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         13.3 Confidentiality. Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

         The terms of that certain Confidentiality Agreement, in the form of a letter dated January 29, 1998 from the Buyer to the Company (the
"Confidentiality Agreement"), shall continue to remain in effect, and the parties thereto, including the Sellers, shall continue to be governed by its terms.

         13.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers:

Neall and Leslie Humphrey                James Bezzco
c/o Trade Source International, Inc.     4007 W. Bogard
5005 Hillsdale Circle                    Springfield, Missouri 65802
El Dorado Hills, California 95762        Facsimile No.: (417) 863-9564
Facsimile No.: (916) 933-6047

John DeBlois                             Bezzco Inc. Employee Retirement Trust
30 Eastbrook Road #301                   c/o James Bezzerides
Dedham, Massachusetts 02026              4007 W. Bogard
Facsimile No.: (781) 329-6683            Springfield, Missouri 65802
                                         Facsimile No.: (417) 863-9564
Wiley Family Trust
c/o James Spering
501 Kings Way
Suisun, California 94585

         with a copy to:
                 Gary L. Bradus
                 Weintraub Genshlea & Sproul
                 400 Capitol Mall
                 Eleventh Floor
                 Sacramento, California 95814
                 Facsimile No.: (916) 446-1611

         Buyer:
                 Craftmade International, Inc.
                 650 South Royal Lane
                 Suite 100
                 P.O. Box #1037
                 Coppell, Texas 75019-1037
                 Attention: James Ridings
                 Facsimile No.: (972) 304-3754

         with a copy to:
                 Brian D. Barnard
                 Haynes and Boone, LLP
                 201 Main Street
                 Suite 2200
                 Fort Worth, Texas 76102
                 Facsimile No.: (817) 347-6650

         Subsidiary:
                 Trade Source International, Inc.
                 650 South Royal Lane
                 Suite 100
                 P.O. Box #1037
                 Coppell, Texas 75019-1037
                 Attention: James Ridings
                 Facsimile No.: (972) 304-3754
         with a copy to:
                 Brian D. Barnard
                 Haynes and Boone, LLP
                 201 Main Street
                 Suite 2200
                 Fort Worth, Texas 76102
                 Facsimile No.: (817) 347-6650

         Company:
                 Trade Source International, Inc.
                 P.O. Box 5158
                 El Dorado Hills, California 95630
                 Attention: Neall Humphrey
                 Facsimile No.: (916) 933-6047

         13.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         13.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         13.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. The rights of the parties hereunder are in addition to all other rights provided by law. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         13.8 Entire Agreement and Modification. Except for the terms of the Confidentiality Agreement, this Agreement supersedes all prior agreements (including the Letter of Intent) between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         13.9    Disclosure Letter.

         (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         13.10 Assignments, Successors, and No Third-party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer (other than Buyer's obligation to issue the Buyer Shares). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         13.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         13.12 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         13.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         13.14 Governing Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                                   * * * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



                                        /s/ Neall Humphrey
                                       --------------------------------------
                                       Neall Humphrey



                                        /s/ Leslie Humphrey
                                       --------------------------------------
                                       Leslie Humphrey



                                        /s/ John DeBlois
                                       --------------------------------------
                                       John DeBlois



                                       WILEY FAMILY TRUST



                                       By: /s/ Marjorie L. Wiley
                                          -----------------------------------
                                       Name: Marjorie L. Wiley
                                            ---------------------------------
                                       Title: Trustee
                                             --------------------------------



                                        /s/ James Bezzerides
                                       --------------------------------------
                                       James Bezzerides



                                       BEZZCO INC. EMPLOYEE RETIREMENT TRUST



                                       By: /s/ James P. Bezzerides
                                          -----------------------------------
                                       Name: James P. Bezzerides
                                            ---------------------------------
                                       Title: Director
                                             --------------------------------

Attest:                                CRAFTMADE INTERNATIONAL, INC.

By: /s/ Ken Cancienne
   -------------------------------
Name: Ken Cancienne
     -----------------------------
Title:   Chief Financial Officer       By: /s/ James R. Ridings
      ----------------------------        -----------------------------------
                                       Name: James R. Ridings
                                            ---------------------------------
                                       Title: President
                                             --------------------------------



Attest:                                TRADE SOURCE INTERNATIONAL, INC.,
                                       a Delaware corporation
By: /s/ Ken Cancienne
   -------------------------------
Name: Ken Cancienne
     -----------------------------
Title:   Chief Financial Officer
      ----------------------------
                                       By: /s/ James R. Ridings
                                          -----------------------------------
                                       Name: James R. Ridings
                                            ---------------------------------
                                       Title: President
                                             --------------------------------




Attest:                                TRADE SOURCE INTERNATIONAL, INC.,
                                       a California corporation
By: /s/ Leslie Humphrey
   -------------------------------
Name: Leslie Humphrey
     -----------------------------
Title: Secretary
      ----------------------------
                                       By: /s/ Neall W. Humphrey
                                          -----------------------------------
                                       Name: Neall W. Humphrey
                                            ---------------------------------
                                       Title: President
                                             --------------------------------

                           FORM OF DISCLOSURE LETTER



Craftmade International, Inc.
650 South Royal Lane
Suite 100
P.O. Box #1037
Coppell, Texas 75019-1037


Ladies and Gentlemen:

          We refer to the Merger Agreement (the "Agreement") to be entered into today among the undersigned individuals ("Sellers"), Craftmade International, Inc., a Delaware corporation ("Buyer"), Trade Source International, Inc., a Delaware corporation ("Subsidiary"), and Trade Source International, Inc., a California corporation (the "Company") pursuant to which Company is to merge with and into Subsidiary, with Subsidiary being the surviving corporation, as provided in the Agreement.

          This letter constitutes the Disclosure Letter referred to in Article I of the Agreement. The representations and warranties of Sellers in Articles III and IV of the Agreement are made and given subject to the disclosures in this Disclosure Letter. The disclosures in this Disclosure Letter are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement.

          Terms defined in the Agreement are used with the same meaning in this Disclosure Letter. References to Appendices are to the Appendices to this Disclosure Letter.

          By reference to Articles III and IV of the Agreement (using the numbering in such Articles), the following matters are disclosed:

                                   * * * * *

                                          Very truly yours,




                                          -----------------------------------
                                          Neall Humphrey




                                          -----------------------------------
                                          Leslie Humphrey




                                          -----------------------------------
                                          John DeBlois

         Buyer and Subsidiary acknowledge receipt of the Disclosure Letter of which this is a duplicate (including the Appendices referred to therein).



                                         Dated:
                                               -------------------------------

                                         CRAFTMADE INTERNATIONAL, INC.



                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------




                                         TRADE SOURCE INTERNATIONAL, INC.,
                                         a Delaware corporation



                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------

                       FORM OF BUYER'S DISCLOSURE LETTER



Neall and Leslie Humphrey                James Bezzerides
c/o Trade Source International, Inc.     4007 W. Bogard
5005 Hillsdale Circle                    Springfield, Missouri 65802
El Dorado Hills, California 95762
                                         Bezzco Inc. Employee Retirement Trust
John DeBlois                             c/o James Bezzerides
30 Eastbrook Road #301                   4007 W. Bogard
Dedham, Massachusetts 02026              Springfield, Missouri 65802

Wiley Family Trust
c/o James Spering
501 Kings Way
Suisun, California 94585


Ladies and Gentlemen:

          We refer to the Merger Agreement (the "Agreement") to be entered into today among Neall and Leslie Humphrey, John DeBlois, the Wiley Family Trust, James Bezzerides, the Bezzco Inc. Employee Retirement Trust (collectively, "Sellers"), Craftmade International, Inc. ("Buyer"), Trade Source International, Inc., a Delaware corporation ("Subsidiary"), and Trade Source International, Inc. (the "Company") pursuant to which Company is to merge with and into Subsidiary, with Subsidiary being the surviving corporation, as provided in the Agreement.

          This letter constitutes the Buyer's Disclosure Letter referred to in
Article I of the Agreement. The representations and warranties of Buyer and Subsidiary in Article V of the Agreement are made and given subject to the disclosures in this Disclosure Letter. The disclosures in this Disclosure Letter are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement.

          Terms defined in the Agreement are used with the same meaning in this Disclosure Letter. References to Appendices are to the Appendices to this Disclosure Letter.

          By reference to Article V of the Agreement (using the numbering in such Article), the following matters are disclosed:

                                   * * * * *

                                         Very truly yours,



                                         CRAFTMADE INTERNATIONAL, INC.



                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------


                                         TRADE SOURCE INTERNATIONAL, INC.
                                         a Delaware corporation



                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------

         Sellers acknowledge receipt of the Disclosure Letter of which this is a duplicate (including the Appendices referred to therein).



                                         Dated:
                                               ------------------------------




                                         ------------------------------------
                                         Neall Humphrey




                                         ------------------------------------
                                         Leslie Humphrey





                                         ------------------------------------
                                         John DeBlois



                                         WILEY FAMILY TRUST



                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------



                                         ------------------------------------
                                         James Bezzerides


                                         BEZZCO INC. EMPLOYEE RETIREMENT TRUST



                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------

                                  EXHIBIT 2.1

                         FORM OF CERTIFICATES OF MERGER

                              CERTIFICATE OF MERGER

                                       OF

                        TRADE SOURCE INTERNATIONAL, INC.
                           (A CALIFORNIA CORPORATION)

                                      INTO

                        TRADE SOURCE INTERNATIONAL, INC.
                            (A DELAWARE CORPORATION)



         The undersigned corporations, organized and existing under and by virtue of the General Corporation Law of the State of California and the General Corporation Law of the State of Delaware, do hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                 NAME                               STATE OF INCORPORATION
                 ----                               ----------------------
    Trade Source International, Inc.                      California

    Trade Source International, Inc.                      Delaware

SECOND: That a Plan and Agreement of Merger between the parties has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: That Trade Source International, Inc., a Delaware corporation, shall be the surviving corporation.

FOURTH: That the Certificate of Incorporation of Trade Source International, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 650 South Royal Lane, Suite 100, P.O. Box #1037, Coppell, Texas 75019-1037.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                                                Par Value
           Corporation                   Class        Number of Shares          per Share
           -----------                   -----        ----------------          ---------
Trade Source International, Inc.         Common           50,000               no par value
(a California corporation)

EIGHTH: The merger shall become effective on July 1, 1998, at 9:00 a.m.



                                    * * * * *

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger as of the 26th day of June, 1998.

                                         TRADE SOURCE INTERNATIONAL, INC.
                                         (a California corporation)


                                         By: /s/ Neall W. Humphrey
                                            ------------------------------------
                                         Name: Neall W. Humphrey
                                         Title:  President



                                         TRADE SOURCE INTERNATIONAL, INC.
                                         (a Delaware corporation)


                                         By: /s/ James R. Ridings
                                            ------------------------------------
                                         Name: James R. Ridings
                                         Title:  President

                               EXHIBIT 2.7(a)(i)

                               SELLERS' RELEASES

         This Release is being executed and delivered in accordance with
Section 2.4(a)(i) of the Merger Agreement dated as of July 1, 1998 (the "Agreement") by and among Craftmade International, Inc., a Delaware corporation ("Buyer"), Trade Source International, Inc., a Delaware corporation ("Subsidiary"), Neall and Leslie Humphrey, individuals resident in El Dorado Hills, California (collectively, "Humphrey"), John DeBlois, an individual resident in Dedham, Massachusetts ("DeBlois" and, together with Humphrey, the "Majority Shareholders"), the Wiley Family Trust (the "Family Trust"), James Bezzerides, an individual resident in Springfield, Missouri("Bezzerides"), the Bezzco Inc. Employee Retirement Trust (the "Retirement Trust" and, together with the Family Trust and Bezzerides, the "Minority Shareholders") and Trade Source International, Inc., a California corporation (the "Company"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         Each Seller acknowledges that execution and delivery of this Release is a condition to Buyer's and Subsidiary's obligation to consummate the Merger pursuant to the Agreement and that Buyer and Subsidiary are relying on this Release in consummating such Merger.

         Each Seller, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Buyer and Subsidiary to consummate the Merger pursuant to the Agreement, hereby agrees as follows:

         Each Seller, on behalf of himself and each of his Related Persons, hereby releases and forever discharges the Buyer, Subsidiary, the Company and each of the other Acquired Companies, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, shareholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Sellers or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company or any other Acquired Company, whether pursuant to their respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Buyer and Subsidiary arising under the Agreement.

         Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Seller, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Sellers or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Sellers or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Texas without regard to principles of conflicts of law.

         All words used in this Release will be construed to be of such gender or number as the circumstances require.

                                   * * * * *

         IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this 1st day of July, 1998.


                                         ------------------------------------
                                         Neall Humphrey




                                         ------------------------------------
                                         Leslie Humphrey





                                         ------------------------------------
                                         John DeBlois



                                         WILEY FAMILY TRUST



                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------



                                         ------------------------------------
                                         James Bezzerides


                                         BEZZCO INC. EMPLOYEE RETIREMENT TRUST



                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------

                               EXHIBIT 2.7(a)(ii)

                             EMPLOYMENT AGREEMENTS

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of July 1, 1998 by Trade Source International, Inc. a Delaware corporation (the "Employer"), Neall Humphrey, an individual resident in El Dorado Hills, California (the "Executive") and Craftmade International, Inc., a Delaware corporation ("Craftmade").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Craftmade is acquiring all of the outstanding capital stock of Trade Source International, Inc., a California corporation ("TSI California"), through a merger (the "Merger") of TSI California with and into Employer, pursuant to a Merger Agreement dated as of July 1, 1998 among Craftmade, Employer, Neall and Leslie Humphrey, John DeBlois, the Wiley Family Trust, James Bezzerides, the Bezzco Inc. Employee Retirement Trust and TSI California (the "Merger Agreement"). Craftmade and the Employer desire the Executive's continued employment with Employer, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT

         The parties, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I.

         "Basic Compensation"--Salary and Benefits.

         "Board of Directors"--the board of directors of Craftmade.

         "Confidential Information"--information that is used in the Company's business and

         (a)     is proprietary to, about or created by the Company;

         (b) gives the Company some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company;

         (c) is not typically disclosed to non-employees by the Company, or otherwise is treated as confidential by the Company; or

         (d) is designated as Confidential Information by the Company or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential to the Company.

Confidential Information shall not include information publicly known (other than as a result of a direct or indirect disclosure by the Executive). The phrase "publicly known" shall mean readily accessible to the public in a written publication.

         "Effective Date"--the date stated in the first paragraph of the Agreement.

         "Employee Invention"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not) and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

         "Employment Period"--the term of the Executive's employment under this Agreement.

         "Fiscal Year"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

         "person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         "Post-Employment Period"--for purposes of Section 8.2, the two-year period beginning on the date of termination of the Executive's employment with the Employer.


                                   ARTICLE II

                          EMPLOYMENT TERMS AND DUTIES

         2.1 Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         2.2 Term. Subject to the provisions of Article VI, the term of the Executive's employment under this Agreement will initially be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date (the "Initial Term"). After the Initial Term, the Agreement shall be extended for two additional one- year terms (the "First Additional

Term" and the "Second Additional Term," respectively), unless the Executive provides written notice of electionnot to renew at least 45 days before the commencement of the First Additional Term and the Second Additional Term, respectively.

         2.3 Duties. The Executive will initially serve as President of the Employer and will have such duties as are typically commensurate with such position, subject to the assignment or delegation of duties by the Board of Directors or Chief Executive Officer of Craftmade. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. If the Executive is elected as a director of the Employer or Craftmade, or as a director or officer of any of their affiliates, the Executive will fulfill his duties as such director or officer with the same compensation as is paid to the other directors that are employees of Craftmade, if any.


                                  ARTICLE III

                                  COMPENSATION

         3.1     Basic Compensation.

         (a) Salary. The Executive will be paid an annual salary of $225,000.00, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and the Board of Directors, subject to its fiduciary obligations, shall provide for an increase in the Salary proportionate to that of Craftmade's Chief Executive Officer.

         (b) Bonus. The Chief Executive Officer of Craftmade will review the performance of the Executive not less frequently than annually, and the Chief Executive Officer of Craftmade shall provide for an annual bonus to the Executive (the "Bonus") based on the performance of the Employer; such standards for the performance of Employer shall be comparable to those standards established concerning the receipt of any bonus by the Chief Executive Officer of Craftmade with respect to the performance of Craftmade.

         (c) Benefits. The Executive will, during the Employment Period, be entitled to such pension, profit sharing, life insurance, hospitalization, major medical, disability and other employee benefits as are provided to Craftmade's Chief Executive Officer, to the extent the Executive is eligible under the terms of any applicable benefit plan (collectively, the "Benefits").

         3.2 Stock Options. The Executive shall be entitled to participate in any stock option plan, employee stock ownership plan or similar plan of Craftmade that is provided to Craftmade's Chief Executive Officer, to the extent the Executive is eligible under the terms of such plan.

                                   ARTICLE IV

                            FACILITIES AND EXPENSES

         4.1 General. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

         4.2 Automobile. During the term of Executive's employment, Employer shall provide Executive with an automobile comparable to the one provided to Executive prior to the date hereof and shall assume and pay all expenses related thereto.

         4.3 Facilities. Executive shall be based in California during the term of this Agreement. Notwithstanding the preceding, Executive agrees to spend such time in the Dallas/Fort Worth area as is, in the mutual opinion of Craftmade's Chief Executive Officer and Executive, necessary to fulfill Executive's job responsibilities. During the term of this Agreement, while Executive is in the Dallas/Fort Worth area, the Employer shall provide and pay for a condominium and an automobile to be utilized by Executive at no expense to the Executive.


                                   ARTICLE V

                             VACATIONS AND HOLIDAYS

         The Executive will be entitled to the amount of paid vacation as is provided to the Chief Executive Officer of Craftmade, in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or Chief Executive Officer of Craftmade. The Executive will also be entitled to the paid holidays set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.

                                   ARTICLE VI

                                  TERMINATION

         6.1 Events of Termination. The Employment Period, the Executive's Basic Compensation, the Executive's Bonus and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Article VI):

         (a)     upon the death of the Executive;

         (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

         (c) upon termination of the Executive for Cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

         (d) upon termination by the Executive for Good Reason (as defined in Section 6.4) upon not less than thirty days' prior notice from the Executive to the Employer;

         (e)     upon termination of the Executive without Cause; or

         (f)     upon termination by the Executive for other than Good Reason.

         6.2 Definition of Disability. The Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

         6.3 Definition of "Cause". "Cause" means: (a) the Executive's material breach of this Agreement; (b) the Executive's failure to adhere to any material written Employer policy if the

Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period precedingtermination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

         6.4 Definition of "Good Reason". The phrase "Good Reason" means any of the following: (a) the Employer's or Craftmade's material breach of this Agreement; (b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; or (c) the relocation of the Executive outside El Dorado Hills, California; (d) the requirement by the Employer that the Executive be based anywhere other than the Employer's principal executive offices, in either case without the Executive's consent; or (e) any material reduction in Benefits.

         6.5 Termination Pay. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of (i) all claims the Executive may have against the Employer or Craftmade, or any of its affiliates, arising out of or pursuant to this Agreement and (ii) all claims the Employer or Craftmade may have against the Executive arising out of or pursuant to this Agreement. For purposes of this Section 6.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

         (a) Termination by the Executive for Good Reason or Termination by the Employer Without Cause. If the Executive terminates this Agreement for Good Reason or if Employer terminates this Agreement without Cause, the Employer will pay the Executive (i) the Executive's Salary for the remainder, if any, of the Initial Term, the First Additional Term or the Second Additional Term, as applicable, (ii) the value of any accrued but unpaid or unused vacation or sick leave for the calendar year and (iii) that portion of the Executive's Bonus, if any, for the Fiscal Year during which the termination is effective, prorated through the date of termination.

         (b) Termination by the Employer for Cause or Termination by the Executive Without Good Reason. If the Employer terminates this Agreement for Cause or if the Executive terminates this Agreement for other than Good Reason, the Executive will be entitled to receive his Salary onlythrough the date such termination is effective, but will not be entitled to any Bonus for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

         (c) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under
Section 6.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive.

         (d) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and that part of the Executive's Bonus, if any, for the Fiscal Year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

         (e) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Notwithstanding the preceding, the Executive shall be entitled to receive all accrued but unpaid salary, Benefits and vacation pay upon the termination of this Agreement.


                                  ARTICLE VII

                  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

         7.1 Acknowledgments by the Executive. The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) Craftmade has required that the Executive make the covenants in this Article VII as a condition to the Merger; and (e) the provisions of this Article VII are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

         7.2 Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

         (a)     Confidentiality.

                 (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except (A) with the specific prior written consent of the Employer, (B) as necessary to carry out the Executive's duties under this Agreement or (C) except as otherwise expressly permitted by the terms of this Agreement.

                 (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                 (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a direct or indirect disclosure by the Executive.

                 (iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         (b) Employee Inventions. Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, specially commissioned works and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

                 (i)      disclose to the Employer in writing any Employee
         Invention;

                 (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

                 (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                 (iv) sign all other papers necessary to carry out the above obligations; and

                 (v) give testimony and render any other assistance in support of the Employer's rights to any Employee Invention.

         7.3 Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. To the extent permitted by law, all pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.


                                  ARTICLE VIII

                      NON-COMPETITION AND NON-INTERFERENCE

         8.1 Acknowledgments by the Executive. The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is international in scope and its products are marketed throughout the world; (c) the Employer competes with other businesses that are or could be located in any part of the world; (d) Craftmade has required that the Executive make the covenants set forth in this Article VIII as a condition to the Merger; and (e) the provisions of this Article VIII are reasonable and necessary to protect the Employer's business.

         8.2 Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

         (a) during the Employment Period, except in the course of his employment hereunder, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products compete in whole or in part with the products or market areas of the Employer; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (b) during the Post-Employment Period, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products compete in whole or in part with the product lines and the market areas utilized by the Employer and Craftmade on the last day of the Employment Period; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (c) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same product lines being carried by the Employer in the same market areas as the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

         (d) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of the Employer or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and the Post-Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

         (e) at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

         If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

         The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

         The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. Craftmade or the Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Articles VII and VIII) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

         9.2 Covenants of Articles VII and VIII Are Essential and Independent Covenants. The covenants by the Executive in Articles VII and VIII are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, Craftmade would not have consented to the Merger and Craftmade would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

         The Executive's covenants in Articles VII and VIII are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against Craftmade, will not excuse the Executive's breach of any covenant in Articles VII or VIII.

         If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Articles VII and VIII.

         9.3 Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ,injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         9.4 Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         9.6 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         9.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:
                 Trade Source International, Inc.
                 P.O. Box 5158
                 El Dorado Hills, California 95630
                 Facsimile No.: (916) 933-6047

         Executive:
                 Neall Humphrey
            c/o Trade Source International, Inc.
                 5005 Hillsdale Circle
                 El Dorado Hills, California 95762
                 Facsimile No.: (916) 933-6047

         with a copy to:
                 Gary L. Bradus
                 Weintraub Genshlea & Sproul
                 400 Capitol Mall
                 Eleventh Floor
                 Sacramento, California 95814
                 Facsimile No.: (916) 446-1611

         Craftmade:
                 Craftmade International, Inc.
                 650 South Royal Lane
                 Suite 100
                 P.O. Box #1037
                 Coppell, Texas 75019-1037
                 Attention: James Ridings
                 Facsimile No.: (972) 304-3754

         with a copy to:
                 Brian D. Barnard
                 Haynes and Boone, LLP
                 201 Main Street
                 Suite 2200
                 Fort Worth, Texas 76102
                 Facsimile No.: (817) 347-6650

         9.8 Entire Agreement; Amendments. This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         9.9 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         9.10 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         9.11 Section and Article Headings, Construction. The headings of Sections and Articles in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" and "Article" or "Articles" refer to the corresponding Section or Sections and Article or Articles of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         9.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         9.14 Dispute Resolution. Subject to the Company's right to seek injunctive relief in court as provided in Section 9.1 of this Agreement, any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this Section 9.14, to arbitration.

                 (a) Arbitrators. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves more than $50,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim.

If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

                 (b) Proceedings. Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                          (i) The arbitration proceedings shall be held in Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

                          (ii) The arbitrators shall be and remain at all times wholly independent and impartial;

                          (iii)   The arbitration proceedings shall be
                 conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

                          (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                          (v) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

                          (vi) The decision of the arbitrators shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

                          (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

                          (viii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

   9.15 Guarantee of Performance. In the event that Employer fails to comply with any of its obligations pursuant to this Agreement, Craftmade shall use its best efforts to fulfill such obligations of Employer.


                                   * * * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                        EXECUTIVE:


                                        /s/ Neall Humphrey
                                        ------------------------------------
                                        Neall Humphrey




                                        CRAFTMADE INTERNATIONAL, INC.



                                        By: /s/ James R. Ridings
                                            --------------------------------
                                        Name: James R. Ridings
                                             -------------------------------
                                        Title: President
                                              ------------------------------



                                        TRADE SOURCE INTERNATIONAL, INC.




                                        By: /s/ James R. Ridings
                                            --------------------------------
                                        Name: James R. Ridings
                                              ------------------------------
                                        Title: President
                                               -----------------------------

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of July 1, 1998 by Trade Source International, Inc. a Delaware corporation (the "Employer"), Leslie Humphrey, an individual resident in El Dorado Hills, California (the "Executive") and Craftmade International, Inc., a Delaware corporation ("Craftmade").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Craftmade is acquiring all of the outstanding capital stock of Trade Source International, Inc., a California corporation ("TSI California"), through a merger (the "Merger") of TSI California with and into Employer, pursuant to a Merger Agreement dated as of July 1, 1998 among Craftmade, Employer, Neall and Leslie Humphrey, John DeBlois, the Wiley Family Trust, James Bezzerides, the Bezzco Inc. Employee Retirement Trust and TSI California (the "Merger Agreement"). Craftmade and the Employer desire the Executive's continued employment with Employer, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I.

         "Basic Compensation"--Salary and Benefits.

         "Board of Directors"--the board of directors of Craftmade.

         "Confidential Information"--information that is used in the Company's business and

         (a) is proprietary to, about or created by the Company;

         (b) gives the Company some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company;

         (c) is not typically disclosed to non-employees by the Company, or otherwise is treated as confidential by the Company; or

         (d) is designated as Confidential Information by the Company or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential to the Company.

Confidential Information shall not include information publicly known (other than as a result of a direct or indirect disclosure by the Executive). The phrase "publicly known" shall mean readily accessible to the public in a written publication.

         "Effective Date"--the date stated in the first paragraph of the Agreement.

         "Employee Invention"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not) and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

         "Employment Period"--the term of the Executive's employment under this Agreement.

         "Fiscal Year"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

         "person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         "Post-Employment Period"--for purposes of Section 8.2, the two-year period beginning on the date of termination of the Executive's employment with the Employer.


                                   ARTICLE II

                           EMPLOYMENT TERMS AND DUTIES

         2.1 Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         2.2 Term. Subject to the provisions of Article VI, the term of the Executive's employment under this Agreement will initially be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date (the "Initial Term"). After the Initial Term, the Agreement shall be extended for two additional one-year terms (the "First Additional

Term" and the "Second Additional Term," respectively), unless the Executive provides written notice of election not to renew at least 45 days before the commencement of the First Additional Term and the Second Additional Term, respectively.

         2.3 Duties. The Executive will initially serve as President of the Employer and will have such duties as are typically commensurate with such position, subject to the assignment or delegation of duties by the Board of Directors or Chief Executive Officer of Craftmade. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. If the Executive is elected as a director of the Employer or Craftmade, or as a director or officer of any of their affiliates, the Executive will fulfill his duties as such director or officer with the same compensation as is paid to the other directors that are employees of Craftmade, if any.


                                   ARTICLE III

                                  COMPENSATION

     3.1      Basic Compensation.

     (a) Salary. The Executive will be paid an annual salary of $75,000.00, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and the Board of Directors, subject to its fiduciary obligations, shall provide for an increase in the Salary proportionate to that of Craftmade's Chief Executive Officer.

     (b) Bonus. The Chief Executive Officer of Craftmade will review the performance of the Executive not less frequently than annually, and the Chief Executive Officer of Craftmade shall provide for an annual bonus to the Executive (the "Bonus") based on the performance of the Employer; such standards for the performance of Employer shall be comparable to those standards established concerning the receipt of any bonus by the Chief Executive Officer of Craftmade with respect to the performance of Craftmade.

     (c) Benefits. The Executive will, during the Employment Period, be entitled to such pension, profit sharing, life insurance, hospitalization, major medical, disability and other employee benefits as are provided to Craftmade's Chief Executive Officer, to the extent the Executive is eligible under the terms of any applicable benefit plan (collectively, the "Benefits").

     3.2 Stock Options. The Executive shall be entitled to participate in any stock option plan, employee stock ownership plan or similar plan of Craftmade that is provided to Craftmade's Chief Executive Officer, to the extent the Executive is eligible under the terms of such plan.

                                   ARTICLE IV

                             FACILITIES AND EXPENSES

         4.1 General. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

         4.2 Automobile. During the term of Executive's employment, Employer shall provide Executive with an automobile comparable to the one provided to Executive prior to the date hereof and shall assume and pay all expenses related thereto.

         4.3 Facilities. Executive shall be based in California during the term of this Agreement. Notwithstanding the preceding, Executive agrees to spend such time in the Dallas/Fort Worth area as is, in the mutual opinion of Craftmade's Chief Executive Officer and Executive, necessary to fulfill Executive's job responsibilities. During the term of this Agreement, while Executive is in the Dallas/Fort Worth area, the Employer shall provide and pay for a condominium and an automobile to be utilized by Executive at no expense to the Executive.


                                    ARTICLE V

                             VACATIONS AND HOLIDAYS

         The Executive will be entitled to the amount of paid vacation as is provided to the Chief Executive Officer of Craftmade, in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or Chief Executive Officer of Craftmade. The Executive will also be entitled to the paid holidays set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.

                                   ARTICLE VI

                                   TERMINATION

         6.1 Events of Termination. The Employment Period, the Executive's Basic Compensation, the Executive's Bonus and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Article VI):

         (a)      upon the death of the Executive;

         (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

         (c) upon termination of the Executive for Cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

         (d) upon termination by the Executive for Good Reason (as defined in Section 6.4) upon not less than thirty days' prior notice from the Executive to the Employer;

         (e)      upon termination of the Executive without Cause; or

         (f) upon termination by the Executive for other than Good Reason.

         6.2 Definition of Disability. The Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this
Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this
Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

         6.3 Definition of "Cause". "Cause" means: (a) the Executive's material breach of this Agreement; (b) the Executive's failure to adhere to any material written Employer policy if the

Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

         6.4 Definition of "Good Reason". The phrase "Good Reason" means any of the following: (a) the Employer's or Craftmade's material breach of this Agreement; (b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; or (c) the relocation of the Executive outside El Dorado Hills, California; (d) the requirement by the Employer that the Executive be based anywhere other than the Employer's principal executive offices, in either case without the Executive's consent; or (e) any material reduction in Benefits.

         6.5 Termination Pay. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of (i) all claims the Executive may have against the Employer or Craftmade, or any of its affiliates, arising out of or pursuant to this Agreement and (ii) all claims the Employer or Craftmade may have against the Executive arising out of or pursuant to this Agreement. For purposes of this
Section 6.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

         (a) Termination by the Executive for Good Reason or Termination by the Employer Without Cause. If the Executive terminates this Agreement for Good Reason or if Employer terminates this Agreement without Cause, the Employer will pay the Executive (i) the Executive's Salary for the remainder, if any, of the Initial Term, the First Additional Term or the Second Additional Term, as applicable, (ii) the value of any accrued but unpaid or unused vacation or sick leave for the calendar year and (iii) that portion of the Executive's Bonus, if any, for the Fiscal Year during which the termination is effective, prorated through the date of termination.

         (b) Termination by the Employer for Cause or Termination by the Executive Without Good Reason. If the Employer terminates this Agreement for Cause or if the Executive terminates this Agreement for other than Good Reason, the Executive will be entitled to receive his Salary only through the date such termination is effective, but will not be entitled to any Bonus for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

         (c) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under
Section 6.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive.

         (d) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and that part of the Executive's Bonus, if any, for the Fiscal Year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

         (e) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Notwithstanding the preceding, the Executive shall be entitled to receive all accrued but unpaid salary, Benefits and vacation pay upon the termination of this Agreement.


                                   ARTICLE VII

                  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

         7.1 Acknowledgments by the Executive. The Executive acknowledges that
(a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) Craftmade has required that the Executive make the covenants in this Article VII as a condition to the Merger; and (e) the provisions of this Article VII are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

         7.2 Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

         (a)      Confidentiality.

                  (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except (A) with the specific prior written consent of the Employer, (B) as necessary to carry out the Executive's duties under this Agreement or (C) except as otherwise expressly permitted by the terms of this Agreement.

                  (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                  (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a direct or indirect disclosure by the Executive.

                  (iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         (b) Employee Inventions. Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, specially commissioned works and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent and other intellectual property rights, to or in such Employee Inventions. The Executive that he will promptly:

                  (i)      disclose to the Employer in writing any Employee
         Invention;

                  (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

                  (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                  (iv) sign all other papers necessary to carry out the above obligations; and

                  (v) give testimony and render any other assistance in support of the Employer's rights to any Employee Invention.

         7.3 Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. To the extent permitted by law, all pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.


                                  ARTICLE VIII

                      NON-COMPETITION AND NON-INTERFERENCE

         8.1 Acknowledgments by the Executive. The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is international in scope and its products are marketed throughout the world; (c) the Employer competes with other businesses that are or could be located in any part of the world; (d) Craftmade has required that the Executive make the covenants set forth in this Article VIII as a condition to the Merger; and (e) the provisions of this Article VIII are reasonable and necessary to protect the Employer's business.

        8.2 Covenants of the Executive. In consideration of the acknowledgments the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

         (a) during the Employment Period, except in the course of his employment hereunder, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products compete in whole or in part with the products or market areas of the Employer; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (b) during the Post-Employment Period, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products compete in whole or in part with the product lines and the market areas utilized by the Employer and Craftmade on the last day of the Employment Period; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (c) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same product lines being carried by the Employer in the same market areas as the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

         (d) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of the Employer or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and the Post- Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

         (e) at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

         If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

         The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

         The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. Craftmade or the Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Articles VII and VIII) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

         9.2 Covenants of Articles VII and VIII Are Essential and Independent Covenants. The covenants by the Executive in Articles VII and VIII are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, Craftmade would not have consented to the Merger and Craftmade would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

         The Executive's covenants in Articles VII and VIII are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against Craftmade, will not excuse the Executive's breach of any covenant in Articles VII or VIII.

         If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Articles VII and VIII.

         9.3 Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         9.4 Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         9.6 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         9.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:
                  Trade Source International, Inc.
                  P.O. Box 5158
                  El Dorado Hills, California 95630
                  Facsimile No.: (916) 933-6047

         Executive:
                  Leslie Humphrey
                  c/o Trade Source International, Inc.
                  5005 Hillsdale Circle
                  El Dorado Hills, California 95762
                  Facsimile No.: (916) 933-6047

         with a copy to:
                  Gary L. Bradus
                  Weintraub Genshlea & Sproul
                  400 Capitol Mall
                  Eleventh Floor
                  Sacramento, California 95814
                  Facsimile No.: (916) 446-1611

         Craftmade:
                  Craftmade International, Inc.
                  650 South Royal Lane
                  Suite 100
                  P.O. Box #1037
                  Coppell, Texas 75019-1037
                  Attention: James Ridings
                  Facsimile No.: (972) 304-3754

         with a copy to:
                  Brian D. Barnard
                  Haynes and Boone, LLP
                  201 Main Street
                  Suite 2200
                  Fort Worth, Texas 76102
                  Facsimile No.: (817) 347-6650

         9.8 Entire Agreement; Amendments. This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         9.9 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         9.10 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         9.11 Section and Article Headings, Construction. The headings of Sections and Articles in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" and "Article" or "Articles" refer to the corresponding Section or Sections and Article or Articles of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         9.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         9.14 Dispute Resolution. Subject to the Company's right to seek injunctive relief in court as provided in Section 9.1 of this Agreement, any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this
Section 9.14, to arbitration.

              (a) Arbitrators. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves more than $50,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty
         (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim.

         If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety
         (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

                  (b) Proceedings. Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                           (i) The arbitration proceedings shall be held in
                  Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

                           (ii) The arbitrators shall be and remain at all times
                  wholly independent and impartial;

                           (iii) The arbitration proceedings shall be conducted
                  in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

                           (iv) Any procedural issues not determined under the
                  arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                           (v) The costs of the arbitration proceedings
                  (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

                           (vi) The decision of the arbitrators shall be reduced
                  to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

                           (vii) The award shall include interest from the date
                  of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

                           (viii) Judgment upon the award may be entered in any
                  court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         9.15 Guarantee of Performance. In the event that Employer fails to comply with any of its obligations pursuant to this Agreement, Craftmade shall use its best efforts to fulfill such obligations of Employer.


                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                             EXECUTIVE:



                                             /s/ Leslie Humphrey
                                             ---------------------------
                                             Leslie Humphrey



                                             CRAFTMADE INTERNATIONAL, INC.



                                             By: /s/ James R. Ridings
                                                ------------------------
                                             Name: James R. Ridings
                                                  ----------------------
                                             Title: President
                                                  ----------------------



                                             TRADE SOURCE INTERNATIONAL, INC.




                                             By: /s/ James R. Ridings
                                                ------------------------
                                             Name: James R. Ridings
                                                  ----------------------
                                             Title: President
                                                   ---------------------

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of July 1, 1998 by Trade Source International, Inc. a Delaware corporation (the "Employer"), John DeBlois, an individual resident in Dedham, Massachusetts (the "Executive") and Craftmade International, Inc., a Delaware corporation ("Craftmade").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Craftmade is acquiring all of the outstanding capital stock of Trade Source International, Inc., a California corporation ("TSI California"), through a merger (the "Merger") of TSI California with and into Employer, pursuant to a Merger Agreement dated as of July 1, 1998 among Craftmade, Employer, Neall and Leslie Humphrey, the Executive, the Wiley Family Trust, James Bezzerides, the Bezzco Inc. Employee Retirement Trust and TSI California (the "Merger Agreement"). Craftmade and the Employer desire the Executive's continued employment with Employer, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I.

         "Basic Compensation"--Salary and Benefits.

         "Board of Directors"--the board of directors of Craftmade.

         "Confidential Information"--information that is used in the Company's business and

         (a) is proprietary to, about or created by the Company;

         (b) gives the Company some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company;

         (c) is not typically disclosed to non-employees by the Company, or otherwise is treated as confidential by the Company; or

         (d) is designated as Confidential Information by the Company or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential to the Company.

Confidential Information shall not include information publicly known (other than as a result of a direct or indirect disclosure by the Executive). The phrase "publicly known" shall mean readily accessible to the public in a written publication.

         "Effective Date"--the date stated in the first paragraph of the Agreement.

         "Employee Invention"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not) and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

         "Employment Period"--the term of the Executive's employment under this Agreement.

         "Fiscal Year"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

         "person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         "Post-Employment Period"--for purposes of Section 8.2, the two-year period beginning on the date of termination of the Executive's employment with the Employer.


                                   ARTICLE II

                           EMPLOYMENT TERMS AND DUTIES

         2.1 Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         2.2 Term. Subject to the provisions of Article VI, the term of the Executive's employment under this Agreement will initially be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date (the "Initial Term"). After the Initial Term, the Agreement shall be extended for two additional one-year terms (the "First Additional

Term" and the "Second Additional Term," respectively), unless the Executive provides written notice of election not to renew at least 45 days before the commencement of the First Additional Term and the Second Additional Term, respectively.

         2.3 Duties. The Executive will initially serve as Executive Vice President of the Employer and will have such duties as are typically commensurate with such position, subject to the assignment or delegation of duties by the Board of Directors or Chief Executive Officer of Craftmade. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. If the Executive is elected as a director of the Employer or Craftmade, or as a director or officer of any of their affiliates, the Executive will fulfill his duties as such director or officer with the same compensation as is paid to the other directors that are employees of Craftmade, if any.


                                   ARTICLE III

                                  COMPENSATION

         3.1 Basic Compensation.

         (a) Salary. The Executive will be paid an annual salary of $225,000.00, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and the Board of Directors, subject to its fiduciary obligations, shall provide for an increase in the Salary proportionate to that of Craftmade's Chief Executive Officer.

         (b) Bonus. The Chief Executive Officer of Craftmade will review the performance of the Executive not less frequently than annually, and the Chief Executive Officer of Craftmade shall provide for an annual bonus to the Executive (the "Bonus") based on the performance of the Employer; such standards for the performance of Employer shall be comparable to those standards established concerning the receipt of any bonus by the Chief Executive Officer of Craftmade with respect to the performance of Craftmade.

         (c) Benefits. The Executive will, during the Employment Period, be entitled to such pension, profit sharing, life insurance, hospitalization, major medical, disability and other employee benefits as are provided to Craftmade's Chief Executive Officer, to the extent the Executive is eligible under the terms of any applicable benefit plan (collectively, the "Benefits").

         3.2 Stock Options. The Executive shall be entitled to participate in any stock option plan, employee stock ownership plan or similar plan of Craftmade that is provided to Craftmade's Chief Executive Officer, to the extent the Executive is eligible under the terms of such plan.

                                   ARTICLE IV

                             FACILITIES AND EXPENSES

         4.1 General. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

         4.2 Automobile. During the term of Executive's employment, Employer shall provide Executive with an automobile comparable to the one provided to Executive prior to the date hereof and shall assume and pay all expenses related thereto.

         4.3 Facilities. Executive shall be based in Boston during the term of this Agreement. Notwithstanding the preceding, Executive agrees to spend such time in the Dallas/Fort Worth area as is, in the mutual opinion of Craftmade's Chief Executive Officer and Executive, necessary to fulfill Executive's job responsibilities. During the term of this Agreement, while Executive is in the Dallas/Fort Worth area, the Employer shall provide and pay for a condominium and an automobile to be utilized by Executive at no expense to the Executive.


                                    ARTICLE V

                             VACATIONS AND HOLIDAYS

         The Executive will be entitled to the amount of paid vacation as is provided to the Chief Executive Officer of Craftmade, in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or Chief Executive Officer of Craftmade. The Executive will also be entitled to the paid holidays set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.

                                   ARTICLE VI

                                   TERMINATION

         6.1 Events of Termination. The Employment Period, the Executive's Basic Compensation, the Executive's Bonus and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Article VI):

         (a) upon the death of the Executive;

         (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

         (c) upon termination of the Executive for Cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

         (d) upon termination by the Executive for Good Reason (as defined in Section 6.4) upon not less than thirty days' prior notice from the Executive to the Employer;

         (e) upon termination of the Executive without Cause; or

         (f) upon termination by the Executive for other than Good Reason.

         6.2 Definition of Disability. The Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this
Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this
Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

         6.3 Definition of "Cause". "Cause" means: (a) the Executive's material breach of this Agreement; (b) the Executive's failure to adhere to any material written Employer policy if the

Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

         6.4 Definition of "Good Reason". The phrase "Good Reason" means any of the following: (a) the Employer's or Craftmade's material breach of this Agreement; (b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; or (c) the relocation of the Executive outside Dedham, Massachusetts; or
(d) any material reduction in Benefits.

         6.5 Termination Pay. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of (i) all claims the Executive may have against the Employer or Craftmade, or any of its affiliates, arising out of or pursuant to this Agreement and (ii) all claims the Employer or Craftmade may have against the Executive arising out of or pursuant to this Agreement. For purposes of this
Section 6.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

         (a) Termination by the Executive for Good Reason or Termination by the Employer Without Cause. If the Executive terminates this Agreement for Good Reason or if Employer terminates this Agreement without Cause, the Employer will pay the Executive (i) the Executive's Salary for the remainder, if any, of the Initial Term, the First Additional Term or the Second Additional Term, as applicable, (ii) the value of any accrued but unpaid or unused vacation or sick leave for the calendar year and (iii) that portion of the Executive's Bonus, if any, for the Fiscal Year during which the termination is effective, prorated through the date of termination.

         (b) Termination by the Employer for Cause or Termination by the Executive Without Good Reason. If the Employer terminates this Agreement for Cause or if the Executive terminates this Agreement for other than Good Reason, the Executive will be entitled to receive his Salary only through the date such termination is effective, but will not be entitled to any Bonus for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

         (c) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under
Section 6.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive.

         (d) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and that part of the Executive's Bonus, if any, for the Fiscal Year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

         (e) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Notwithstanding the preceding, the Executive shall be entitled to receive all accrued but unpaid salary, Benefits and vacation pay upon the termination of this Agreement.


                                   ARTICLE VII

                  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

         7.1 Acknowledgments by the Executive. The Executive acknowledges that
(a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) Craftmade has required that the Executive make the covenants in this Article VII as a condition to the Merger; and (e) the provisions of this Article VII are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

         7.2 Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

         (a)      Confidentiality.

                  (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except (A) with the specific prior written consent of the Employer, (B) as necessary to carry out the Executive's duties under this Agreement or (C) except as otherwise expressly permitted by the terms of this Agreement.

                  (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                  (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a direct or indirect disclosure by the Executive.

                  (iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         (b) Employee Inventions. Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, specially commissioned works and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

                  (i)   disclose to the Employer in writing any Employee
         Invention;

                  (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

                  (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                  (iv) sign all other papers necessary to carry out the above obligations; and

                  (v) give testimony and render any other assistance in support of the Employer's rights to any Employee Invention.

         7.3 Disputes or Controversies. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. To the extent permitted by law, all pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.


                                  ARTICLE VIII

                      NON-COMPETITION AND NON-INTERFERENCE

         8.1 Acknowledgments by the Executive. The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is international in scope and its products are marketed throughout the world; (c) the Employer competes with other businesses that are or could be located in any part of the world; (d) Craftmade has required that the Executive make the covenants set forth in this Article VIII as a condition to the Merger; and (e) the provisions of this Article VIII are reasonable and necessary to protect the Employer's business.

         8.2 Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

         (a) during the Employment Period, except in the course of his employment hereunder, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products compete in whole or in part with the products or market areas of the Employer; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (b) during the Post-Employment Period, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products compete in whole or in part with the product lines and the market areas utilized by the Employer and Craftmade on the last day of the Employment Period; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (c) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same product lines being carried by the Employer in the same market areas as the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

         (d) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of the Employer or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and the Post-Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

         (e) at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

         If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

         The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

         The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. Craftmade or the Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Articles VII and VIII) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

         9.2 Covenants of Articles VII and VIII Are Essential and Independent Covenants. The covenants by the Executive in Articles VII and VIII are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, Craftmade would not have consented to the Merger and Craftmade would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

         The Executive's covenants in Articles VII and VIII are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against Craftmade, will not excuse the Executive's breach of any covenant in Articles VII or VIII.

         If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Articles VII and VIII.

         9.3 Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         9.4 Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         9.6 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         9.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:
                Trade Source International, Inc.
                P.O. Box 5158
                El Dorado Hills, California 95630
                Facsimile No.: (916) 933-6047

         Executive:
                John DeBlois
                30 Eastbrook Road #301
                Dedham, Massachusetts 02026
                Facsimile No.: (781) 329-6683

         with a copy to:
                Gary L. Bradus
                Weintraub Genshlea & Sproul
                400 Capitol Mall
                Eleventh Floor
                Sacramento, California 95814
                Facsimile No.: (916) 446-1611

         Craftmade:
                Craftmade International, Inc.
                650 South Royal Lane
                Suite 100
                P.O. Box #1037
                Coppell, Texas 75019-1037
                Attention: James Ridings
                Facsimile No.: (972) 304-3754

         with a copy to:
                Brian D. Barnard
                Haynes and Boone, LLP
                201 Main Street
                Suite 2200
                Fort Worth, Texas 76102
                Facsimile No.: (817) 347-6650

         9.8 Entire Agreement; Amendments. This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         9.9 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         9.10 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the

United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         9.11 Section and Article Headings, Construction. The headings of Sections and Articles in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" and "Article" or "Articles" refer to the corresponding Section or Sections and Article or Articles of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         9.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         9.14 Dispute Resolution. Subject to the Company's right to seek injunctive relief in court as provided in Section 9.1 of this Agreement, any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this
Section 9.14, to arbitration.

              (a) Arbitrators. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves more than $50,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty
         (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

                  (b) Proceedings. Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                      (i) The arbitration proceedings shall be held in Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

                      (ii) The arbitrators shall be and remain at all times wholly independent and impartial;

                      (iii) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

                      (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                      (v) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

                      (vi) The decision of the arbitrators shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

                      (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

                      (viii) Judgment upon the award may be entered in any
                  court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

         9.15 Guarantee of Performance. In the event that Employer fails to comply with any of its obligations pursuant to this Agreement, Craftmade shall use its best efforts to fulfill such obligations of Employer.


                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                  EXECUTIVE:



                                  /s/ John DeBlois
                                  -----------------------------------------
                                  John DeBlois



                                  CRAFTMADE INTERNATIONAL, INC.



                                  By: /s/ James R. Ridings
                                     --------------------------------------
                                  Name: James R. Ridings
                                       ------------------------------------
                                  Title: President
                                        -----------------------------------



                                  TRADE SOURCE INTERNATIONAL, INC.



                                  By: /s/ James R. Ridings
                                     --------------------------------------
                                  Name: James R. Ridings
                                       ------------------------------------
                                  Title: President
                                        -----------------------------------

                              EXHIBIT 2.7(a)(iii)

                         REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is entered into as of July 1, 1998, by and among Craftmade International, Inc., a Delaware corporation (the "Company"), on the one hand, and Neall and Leslie Humphrey (collectively, "Humphrey") and John DeBlois ("DeBlois" and, together with Humphrey, the "Stockholders"), on the other hand.


                              W I T N E S S E T H:

         WHEREAS, Craftmade and Stockholders are parties to that certain Merger Agreement (the "Merger Agreement"), dated as of July 1, 1998, by and among Craftmade, Trade Source International, Inc., a Delaware corporation, Humphrey, DeBlois, the Wiley Family Trust, James Bezzerides, the Bezzco Inc. Employee Retirement Trust and Trade Source International, Inc., a California corporation; and

         WHEREAS, as part of the merger consideration, the Stockholders are receiving shares of Common Stock, $0.01 par value per share (the "Common Stock") of the Company, in the amount listed on Exhibit A hereto (the "Stockholders' Shares"); and

         WHEREAS, the Company and the Stockholders wish to provide for certain registration rights with regard to the Stockholders' Shares on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the above premises, the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. As used herein, the following terms shall have the following meanings:

         "Blocking Notice" shall mean a written notice to the effect that (i) a distribution of Shares or the filing or effectiveness of a Registration Statement, Prospectus, amendment or supplement, at such time would require the public disclosure of material nonpublic information concerning a transaction, proposed transaction or negotiations involving the Company or any of its affiliates that, in the Company's reasonable judgment, could materially interfere with such transaction, proposed transaction or negotiations or (ii) such distribution of Shares or the filing or effectiveness of a Registration Statement, Prospectus, amendment or supplement at such time otherwise would require premature disclosure of nonpublic information that, in the Company's reasonable judgment, could adversely affect or otherwise be detrimental to the Company.

         "Closing Date" means the date of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Majority" means two or more of the Stockholders; provided, however, that if any Stockholder transfers any Shares (together with the related registration rights) to a permitted transferee under Section 15(a), then to the extent such Stockholder retains any Shares, for purposes of this definition such Stockholder and such permitted transferee shall be deemed to be one Stockholder.

         "Registration Expenses" means all costs and expenses of each Registration Statement, including without limitation printing, legal and accounting expenses, SEC filing fees and "Blue Sky" fees and expenses relating to the registration of Shares.

         "Registration Statement" means any registration statement under the Securities Act that is filed by the Company to register sales of Shares by Selling Stockholders (whether or not such registration statement also registers the issuance or sale of other securities).

         "Rule 144" means Rule 144 (as currently in effect or as amended or any successor or similar provision) promulgated by the SEC under the Securities Act.

         "Rule 415" means Rule 415 (as currently in effect or as amended or any successor or similar provision) promulgated by the SEC under the Securities Act.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Selling Expenses" means all underwriters' commissions or discounts, brokers' fees or commissions, transfer or other taxes attributable to Shares being offered and sold by any Selling Stockholder, all fees and expenses of counsel incurred by any Selling Stockholder, other than such fees and expenses as are defined as "Registration Expenses" above, and all fees and expenses of any Stockholder's accountants.

         "Selling Stockholder" means any Stockholder whose Shares (in whole or in part) are included in a Registration Statement.

         "Shares" means (a) the Stockholders' Shares and (b) any securities issued or issuable in respect of the Stockholders' Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or similar event, and any other securities issued pursuant to any other pro rata distribution with respect to such shares of Common Stock. For purposes hereof, a share of Common Stock ceases to be a Stockholders' Share or a Share (each as defined herein) when (i) it has been effectively registered under the Securities Act and sold or distributed pursuant to an effective Registration Statement covering it or
(ii) it has become eligible, in the opinion of counsel to the Company, to be sold or distributed pursuant to Rule 144 (within the then-applicable volume limitation pursuant to Rule 144(e)) or Rule 144(k).

         2.      Piggyback Registration.

                 (a) Procedure. Subject to the terms and conditions set forth herein, if the Company proposes at any time to register any shares of Common Stock (the "Company Shares") under the Securities Act for sale for the Company's account in a primary underwritten offering, the Company will promptly (but in no event less than thirty (30) days prior to the anticipated filing date of the Company's registration statement (the "Piggyback Registration Statement") pursuant to the Securities Act) give written notice (the "Piggyback Notice") to the Stockholders of the Company's intention to effect such registration (such notice to specify, to the extent known, the anticipated filing date, the number of shares of Common Stock proposed to be registered and the general distribution arrangements), and the Stockholders shall be entitled to include in such Piggyback Registration Statement, as a part of such underwritten offering, such number of Shares (the "Piggyback Shares") to be sold for the account of Selling Stockholders (on the same terms and conditions as the Company Shares) as shall be specified in written requests signed by the applicable Stockholder and delivered to the Company not less than ten (10) days before the later of (i) the anticipated filing date specified in the Piggyback Notice or (ii) the actual filing date. The Company shall make good faith efforts to cause the Piggyback Registration Statement to become and remain effective.

                 (b) Limitations. The Company's obligation to include Piggyback Shares in a Piggyback Registration Statement is subject to each of the following:

                          (i)     Abandoned Registration.  If, at any time
after giving the Piggyback Notice and prior to the effective date of the Piggyback Registration Statement, the Company shall determine for any reason not to register the Company Shares, then the Company may, at its election, give written notice of such determination to the Selling Stockholders, and thereupon the Company shall be relieved of its obligation to use any efforts to register any Piggyback Shares in connection with such abandoned registration. The Company's election not to register the Company Shares pursuant to this Section shall not constitute a breach hereof.

                          (ii)    Cutback.  If, in the reasonable opinion of
the managing underwriter of such offering, the distribution of all or a specified portion of the Piggyback Shares would materially interfere with the registration and sale of the Company Shares, then the number of each Selling Stockholder's Piggyback Shares, and the number of shares of Common Stock to be registered on behalf of any person other than the Company ("Other Holders"), to be included in the Piggyback Registration Statement shall be reduced (pro rata among all Selling Stockholders and Other Holders on the basis of the number of shares that each Selling Stockholder and each Other Holder requested be included) to such number, if any, that can be included without such interference. If, as a result of the cutback provisions of the preceding sentence, any Selling Stockholder is not entitled to include all of his or her requested Shares in such registration, then such Selling Stockholder may elect to withdraw his or her request to include any or all of his or her Shares in such registration.

                 (c) Conditions to Inclusion. As a condition to each Selling Stockholder's right to include Piggyback Shares in a registration pursuant to this Section, such Selling Stockholder shall, if requested by the Company or the managing underwriter in connection with such registration and distribution (i) agree to sell such Selling Stockholder's Piggyback Shares on the basis provided in any underwriting arrangements entered into in connection therewith, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are required under the terms of such underwriting arrangements and (iii) promptly provide any Information reasonably requested, in writing, by the Company or the managing underwriter.

                 (d) Continuing Rights of Stockholders. If a Stockholder decides not to include all of his or her Shares in any Piggyback Registration Statement filed by the Company pursuant to this Section 2, such Stockholder shall nevertheless continue to have the right to include any Shares in any Piggyback Registration Statement(s) as may be filed by the Company with respect to offerings of shares of Common Stock, all upon the terms and conditions set forth herein; provided, however, that, notwithstanding any other provision in this Agreement to the contrary, the Company's obligation to register the Shares pursuant to this Agreement shall expire after the Company has filed two (2) Piggyback Registration Statements from the date of this Agreement.

         3. Selling Stockholder Information. Not later than the tenth day after the date on which a Stockholder's Notice is delivered to the Company, each such Stockholder supplying such Stockholder's Notice shall furnish the Company with such information (the "Information") regarding such Selling Stockholder, the Shares and such other information as may be required under the Securities Act for preparation of the Registration Statement. Each Selling Stockholder shall thereafter promptly furnish to the Company all Information as may be requested in writing by the Company from time to time to maintain the effectiveness of any Registration Statement.
         If, within ten (10) days, a Selling Stockholder has not complied with a written request from the Company for Information, then the Company shall not be obligated to register Shares on behalf of such Selling Stockholder pursuant to the Company's contemplated offering.

         4. Other Securities. The Company may, in its sole discretion, include in any Registration Statement the issuance of securities by the Company and the sale or distribution of securities previously issued to, or securities issuable upon exercise of options or warrants previously issued to, other persons.

         5. Underwritten Distributions. In any underwritten distribution of Shares, each Selling Stockholder shall, if requested by the Company or the underwriter or underwriters in connection with such distribution, (a) agree to sell all or the applicable portion of such Selling Stockholder's Shares on the basis provided in any underwriting arrangements entered into in connection therewith and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are required under the terms of such underwriting arrangements.

         6. Registration Procedures. In connection with the registration of Shares pursuant hereto:

                 (a) Registration Statement Content. The Company shall have the sole right to determine the content of any Registration Statement, Prospectus, supplement thereto or amendment thereof; provided, however, that if any Registration Statement refers to any Stockholder by name as the holder of shares of Common Stock, then such Stockholder shall have the right to require
(i) the insertion in such Registration Statement of language, in form and substance reasonably satisfactory to such Stockholder to the effect that such Stockholder's ownership of shares of Common Stock should not be construed as a recommendation by such Stockholder of the investment quality of the Company's securities and that such ownership does not imply that such Stockholder will assist in meeting any future financial requirements of the Company or (ii) the deletion of such reference, unless counsel to the Company advises the Company that such reference is required by the Securities Act or any similar federal statute then in effect.

                 (b) Amendments and Supplements. The Company shall use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to any Registration Statement and the final prospectus (a "Prospectus") used in connection therewith, as the Company deems necessary to keep the Registration Statement or Prospectus in effect for a period of 180 days from the effective date of such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by the Registration Statement until the earlier of such time (i) as all of such Shares have been disposed of in accordance with the intended methods of disposition by the Stockholders as set forth in the Registration Statement, (ii) the expiration of such 180 day period or (iii) the deregistration of unsold Shares remaining under the Registration Statement, pursuant to a written agreement among the Company and the holder or holders of such unsold Shares.

                 (c) Exchange Listing. The Company shall use commercially reasonable efforts to cause the Shares to be listed on the Nasdaq National Market or such other securities exchange or national market system on which shares of the Common Stock are principally traded at the time of such listing, in accordance with the rules and practices of the Nasdaq National Market, such other securities exchange or national market system and the SEC.

                 (d) Blue Sky Laws. The Company shall use commercially reasonable efforts to register or qualify (to the extent required by law) the Shares covered by any Registration Statement under the applicable securities or "Blue Sky" laws of such jurisdictions as the Stockholders reasonably request; provided, however, that the Company shall not be obligated so to register or qualify any the Shares in any jurisdiction (i) if the Company would be required to qualify to do business in any jurisdiction where it is not now so qualified,
(ii) if the Company would be required to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the Registration Statement or subject it to taxation in any jurisdiction where it is not now so subject or (iii) if the Company would be required to conform its capitalization or the composition of its assets at the time to the securities or "Blue Sky" laws of such jurisdiction.

         7. Stockholder Undertakings. Each Stockholder covenants with the Company as follows:

                 (a) No Stabilization. No Stockholder shall effect any stabilization transactions or engage in any stabilization activity proscribed by Regulation M under the Exchange Act in connection with any securities of the Company during the period of any distribution of the Shares by Selling Stockholders pursuant to any Registration Statement.

                 (b) Brokers. Each Selling Stockholder (i) shall furnish each broker through whom such Selling Stockholder offers the Shares such number of copies of any Prospectus and any supplements thereto or amendments thereof which such broker may require (provided that the Company has provided such Selling Stockholder with such Prospectus, supplements and amendments), (ii) shall inform such broker as to the number of Shares offered through such broker, that such Shares are part of a distribution and that such broker is subject to the provisions of Regulation M under the Exchange Act until such time as such broker has completed the sale of all such Shares, and (iii) shall notify such broker when distribution of the Shares by such Selling Stockholder pursuant to any Registration Statement has been completed or any Registration Statement is no longer effective or is withdrawn.

                 (c) Amendments and Supplements. Each Selling Stockholder shall promptly furnish to each person (including each broker) to whom such Selling Stockholder has delivered copies of the Prospectus an equivalent number of copies of any amendment thereof or supplement thereto (provided that the Company has provided such Selling Stockholder with such amendment or supplement).

                 (d) Transaction Information. Each Stockholder shall report promptly to the Company upon any disposition of Shares by such Stockholder and upon completion of the distribution of such Selling Stockholder's Shares pursuant to any Registration Statement. Such report shall contain the number of Shares disposed by such Stockholder, the date of such disposition, the party to whom the Shares were transferred and the manner in which such Shares were disposed.

                 (e) Exchange Act Compliance. Each Selling Stockholder shall, at any time such Selling Stockholder is engaged in a distribution of the Shares under any Registration Statement, comply to the extent required with Rules 10b-5 and Regulation M (as currently in effect or as amended or any successor or similar provisions) promulgated under the Exchange Act and shall distribute the Shares solely in the manner described in any Registration Statement, and shall not do any of the following during the period from the effective date of any Registration Statement until the completion of any offering of the Shares by such Selling Stockholder pursuant to such Registration Statement:

                          (i)     Bid for or purchase, for any account in which
such Selling Stockholder or any affiliate of such Selling Stockholder has a beneficial interest, any securities of the Company other than in transactions permitted by Regulation M under the Exchange Act;

                          (ii)    Attempt to induce any person to purchase any
securities of the Company other than in transactions permitted by Regulation M under the Exchange Act; and

                          (iii)   Pay or offer or agree to pay to anyone,
directly or indirectly, any compensation for soliciting another to purchase any securities of the Company on a national securities exchange or pay or offer or agree to pay to anyone any compensation for purchasing securities of the Company on a national securities exchange other than those securities offered by such Selling Stockholder.

                 (f) Publicity; Selling Efforts. Each Selling Stockholder shall not, during the period of any offering by such Selling Stockholder of any Shares under any Registration Statement, use or disseminate any information concerning the Company other than the Prospectus (or any amendment thereof or supplement thereto furnished by the Company) and may not undertake any form of publicity with respect to the Company or engage in any similar activities that may be deemed to be an unlawful selling effort within the meaning of Section 9 of the Exchange Act.

                 (g) Material Nonpublic Information. A Stockholder shall not offer to sell, sell or otherwise enter into any transaction in connection with any Shares if the Stockholder is aware of material nonpublic information regarding the Company or its subsidiaries.

                 (h) Brokerage Commissions. Except as disclosed in the Prospectus, a Selling Stockholder will not pay unusual or special brokerage commissions (other than ordinary brokerage arrangements) on any sales effected through a broker, and no selling arrangement will have been entered into between a Selling Stockholder and any securities dealer or broker.

                 (i) Method of Disposition. In any distribution of Shares pursuant to Rule 415, at least five (5) business days prior to any disposition of the Shares, the applicable Selling Stockholder shall advise the Company of the dates on which such disposition is expected to commence and terminate, the number of such Selling Stockholder's Shares expected to be sold, the method of disposition and such other information as the Company may reasonably request in order to supplement the Prospectus in accordance with the rules and regulations of the SEC.

         8. Company Undertakings. The Company covenants with the Stockholders as follows:

                 (a) Furnish Information. Before filing a Registration Statement, a preliminary prospectus or a Prospectus, the Company will furnish each Selling Stockholder copies of such documents. The Company also will furnish to each Selling Stockholder such copies of each preliminary prospectus and Prospectus as each Selling Stockholder may reasonably request and copies of any other information necessary for the Selling Stockholder to effect a sale pursuant to Rule 144. The Company will furnish to each Selling Stockholder a copy of all documents filed with and all correspondence from or to the SEC in connection with the offering covered by any Registration Statement. Notwithstanding any of the obligations of the Company set forth herein, the Company shall only be required to furnish such audited annual or unaudited quarterly or monthly financial statements required to keep the Registration Statement effective under the Securities Act and any documents required to be filed pursuant to the Exchange Act.

                 (b) Material Developments. The Company will notify each Selling Stockholder of the happening of any event as a result of which a Prospectus being used by such Selling Stockholder to sell Shares pursuant to a Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Following such notice and upon the Company's written request, each Selling Stockholder shall deliver to the Company all copies (other than permanent file copies then in any Stockholder's possession) of the Prospectus that was in effect prior to such written notice. Subject to Section 7, the Company thereafter will use commercially reasonable efforts to prepare promptly a supplement or amendment of such Prospectus so that, as thereafter delivered to the purchaser of the Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (c) Underwriting Agreements. In any underwritten distribution of Shares, the Company shall, to the extent required by the managing underwriter of such distribution (i) enter into and perform the Company's obligations under the applicable underwriting agreement, (ii) furnish to the managing underwriter an opinion of counsel to the Company addressing customary legal issues reasonably requested by the managing underwriter and
(iii) furnish to the managing underwriter a customary "comfort letter" addressed to the managing underwriter from the Company's independent certified public accountants.

         9. Blocking Periods. Each Selling Stockholder shall cease any distribution of the Shares under any Registration Statement upon receipt of a Blocking Notice from the Company. The period of time during which a Selling Stockholder shall cease distribution of the Shares (the "Blocking Period") shall be the earlier of sixty (60) days from the receipt of such Blocking Notice by the Selling Stockholder or the date upon which such transaction, proposed transaction or negotiations have been publicly disclosed or terminated. The Company promptly shall send each Selling Stockholder written notice (the "Blocking Termination Notice") at the earliest of such times as (a) such transaction, proposed transaction or negotiations have been publicly disclosed or terminated, (b) such non-public information has been publicly disclosed, or (c) counsel to the Company has determined that such disclosure is not required due to subsequent events. If any Blocking Period occurs after the effective date of a Registration Statement, then the period during which the Company is obligated to use commercially reasonable efforts to keep such Registration Statement effective and from time to time to amend such Registration Statement shall be extended by a number of days equal to the length in days of the Blocking Period.

         Any sale, offer to sell or other transaction involving Shares by any Selling Stockholder during a Blocking Period shall constitute a material breach by such Selling Stockholder of his or her obligations hereunder. Blocking Notices for the reasons and for the periods of time set forth in this Section shall not constitute a breach hereof by the Company.

         The Company also may delay the filing of any Registration Statement, Prospectus, amendment or supplement, or the effectiveness of any Registration Statement, Prospectus, amendment or supplement, filed pursuant hereto upon delivery of a Blocking Notice to the Selling Stockholders. The Company's delay in filing or pursuing the effectiveness of a Registration Statement, Prospectus, amendment or supplement during a Blocking Period shall not constitute a breach hereof. At the conclusion of the Blocking Period, the Company shall resume its efforts in connection with any such Registration Statement, Prospectus, amendment or supplement and shall send a Blocking Termination Notice to each Selling Stockholder.

         10.     Indemnification; Contribution.

                 (a) Indemnification by Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each Selling Stockholder against all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) insofar as such losses, claims, damages, liabilities and expenses arise out of or are based on
(i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which Shares owned by such Selling Stockholder were registered under the Securities Act, any Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any documents filed under state securities or "Blue Sky" laws in connection therewith, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading or (iii) any violations or alleged violation of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law in connection with the offering covered by such Registration Statement (items (i), (ii) and (iii) are collectively referred to herein as "Violations"); and the Company will reimburse each such Selling Stockholder for reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Stockholder.

                 (b) Indemnification by Each Selling Stockholder. In connection with any Registration Statement in which a Selling Stockholder is participating, each such Selling Stockholder shall, severally and not jointly, indemnify and hold harmless, to the extent permitted by law, the Company, the Company's directors and officers and each person, if any, who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) insofar as such losses, claims, damages, liabilities and expenses arise out of or are based on a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Stockholder, officer, director, or controlling person of such Selling Stockholder; and each such Selling Stockholder will reimburse the Company, its officers and directors and each person, if any, who controls the Company for reasonable legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Stockholder, which consent shall not be unreasonably withheld, nor shall the Selling Stockholder be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Company.

                 (c) Indemnification Procedures. Any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant hereto and permit the indemnifying party to participate therein and, to the extent that he, she or it desires, jointly with any other indemnifying party similarly situated, to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of a claim, he, she or it shall not be liable to such indemnified party for legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and except as otherwise provided below; provided, however, that such indemnified party shall, at all times, cooperate in the defense of the indemnified party. The indemnifying party shall be liable to the indemnified party for legal or other expenses incurred by the indemnified party even if the indemnifying party has offered to assume the defense thereof if (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnified party and the indemnifying party in conduct of the defense of such action or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, then he, she or it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. If the failure of any person to give prompt notice to the indemnifying party of any claim with respect to which he, she or it seeks indemnification prejudices such indemnifying party, such indemnifying party shall be relieved of his, her or its obligation to indemnify such person to the extent that such indemnifying party has been prejudiced; provided, however, that the indemnifying party shall not be so relieved if the failure to give prompt notice to the indemnifying party was beyond the control of the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement agreement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                 (d) Contribution. If the indemnification provided for in this Section from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses (including without limitation reasonable attorneys' fees) referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (including without limitation reasonable attorneys' fees) in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto acknowledge that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately-preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Paragraph 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         11. Expenses. The Company shall bear all Registration Expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear the Selling Expenses of any Stockholder.

         12. Termination. This Agreement and the obligations of the Company hereunder shall terminate on the earliest of (a) the first date on which no shares of Common Stock held by any Stockholder constitute Shares hereunder, (b) the date on which each party hereto agrees in writing to such termination, (c) the first anniversary of the Closing Date (in accordance with Rule 144(d)) and (d) the termination of the Company's obligation to register the Shares pursuant to Section 2(d) hereof.

         13. Rule 144 Reporting. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares to the public without registration, the Company agrees to use commercially reasonable efforts during the term of this Agreement to (a) make and keep public information available, as those terms are understood and defined in Rule 144, (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act and (c) so long as any Stockholder owns any Shares, furnish to such Stockholder upon written request a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Company and such other reports, documents and information as a Stockholder may reasonably request in availing himself or itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         14.     Miscellaneous.

                 (a) Successors and Assigns. The registration rights provided hereunder are not transferable and shall not inure to the benefit of any persons other than the respective Stockholders; provided, however, each Stockholder may transfer such Stockholder's registration rights hereunder to a charitable remainder trust as defined in Section 664 of the Internal Revenue Code, the Treasury Regulations promulgated thereunder, and the revenue procedures and revenue rulings relating thereto. Any such permitted transferee shall succeed to a Stockholder's registration rights hereunder only if the permitted transferee agrees in writing to perform all the obligations of a Stockholder hereunder. Thereafter, all references herein to a "Stockholder" or
"Stockholders" shall be deemed to include such permitted transferee.   Any
transfer or assignment in contravention of this Section shall be null and void.

                 (b) Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto and referenced herein constitute the full and entire understanding and agreement between the parties and supersede any other agreement, written or oral, with regard to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

                 (c) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

         If to the Company:                        Craftmade International,Inc.
                                                   650 South Royal Lane
                                                   Suite 100
                                                   P.O. Box #1037
                                                   Coppell, Texas 75019-1037

         If to the Stockholders:        Neall and Leslie Humphrey
                                        c/o Trade Source International, Inc.
                                        P.O. Box 5158
                                        El Dorado Hills, California 95630

                                        John DeBlois
                                        30 Eastbrook Road #301
                                        Dedham, Massachusetts 02026

                 (d) No Third Party Beneficiary, Etc. There shall be no third party beneficiary hereof. Neither the availability of, nor any limit on, any remedy hereunder shall limit the remedies of any party hereto against third parties.

                 (e) Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby

                 (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart may be delivered by facsimile; provided, however, that attachment thereof shall constitute the representation and warranty of the person delivering such signature that such person has full power and authority to attach such signature and to deliver this Agreement. Any facsimile signature shall be replaced with an original signature as promptly as practicable.

                 (g) Titles and Subtitles. The titles of the paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                 (h) Governing Law; Attorneys' Fees. This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Texas, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

                 Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Tarrant County, for the purposes of any action arising out of this Agreement, or the subject matter hereof, brought by any other party.

                 To the extent permitted by applicable law, each Stockholder hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         The prevailing party in any action or proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.

                 (i) Escrow Shares. The parties hereto acknowledge that 65,592 shares, as described on Exhibit A, of the Stockholders' Shares are the Escrow Shares, as defined in the Escrow Agreement (the "Escrow Agreement"), dated July 1, 1998, among the Company, Humphrey, DeBlois, Trade Source International, Inc., a Delaware corporation and The Frost National Bank, a national banking association. The parties further acknowledge that the Escrow Shares are subject to the terms of the Escrow Agreement.

                                   * * * * *

     This Agreement has been executed and delivered as of the date first written above.

                                  The Company:

                                  Craftmade International, Inc.


                                  By: /s/ James R. Ridings
                                      --------------------------------
                                  Name: James R. Ridings
                                        -------------------------------
                                  Title: President
                                        --------------------------------

                                  The Stockholders:




                                  /s/ Neall Humphrey
                                  -----------------------------------
                                  Neall Humphrey


                                  /s/ Leslie Humphrey
                                  -------------------------------------
                                  Leslie Humphrey


                                  /s/ John DeBlois
                                  --------------------------------------
                                  John DeBlois

                                   EXHIBIT A

                                  STOCKHOLDERS


Stockholder                                                 Stockholders' Shares
-----------                                                 --------------------
Neall and Leslie Humphrey                                   396,967 (1)

John DeBlois                                                258,942 (2)


(1)      39,697 shares of the Stockholders' Shares of Humphrey are Escrow
         Shares.

(2)      25,895 shares of the Stockholders' Shares of DeBlois are Escrow
         Shares.

                              EXHIBIT 2.7(b)(vii)

                        BUYER'S AND SUBSIDIARY'S RELEASE

         This Release is being executed and delivered in accordance with
Section 2.4(b)(vii) of the Merger Agreement dated as of July 1, 1998 (the "Agreement") by and among Craftmade International, Inc., a Delaware corporation ("Buyer"), Trade Source International, Inc., a Delaware corporation ("Subsidiary"), Neall and Leslie Humphrey, individuals resident in El Dorado Hills, California (collectively, "Humphrey"), John DeBlois, an individual resident in Dedham, Massachusetts ("DeBlois" and, together with Humphrey, the "Majority Shareholders"), the Wiley Family Trust (the "Family Trust"), James Bezzerides, an individual resident in Springfield, Missouri ("Bezzerides"), the Bezzco Inc. Employee Retirement Trust (the "Retirement Trust" and, together with the Family Trust and Bezzerides, the "Minority Shareholders") and Trade Source International, Inc., a California corporation (the "Company"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         Each of the Buyer and the Subsidiary acknowledges that execution and delivery of this Release is a condition to Seller's obligation to consummate the Merger pursuant to the Agreement and that Buyer and Subsidiary are relying on this Release in consummating such Merger.

         Each of the Buyer and the Subsidiary, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Sellers to consummate the Merger pursuant to the Agreement, hereby agrees as follows:

         Each of the Buyer and the Subsidiary, on behalf of itself and each of its Related Persons, hereby releases and forever discharges the Sellers and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, shareholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Buyer and the Subsidiary or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company or any other Acquired Company, whether pursuant to their respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Sellers, the Company or any other Acquired Company arising under the Agreement.

         Each of the Buyer and the Subsidiary hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each of the Buyer and the Subsidiary, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Buyer and the Subsidiary or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Buyer or the Subsidiary or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Texas without regard to principles of conflicts of law.

         All words used in this Release will be construed to be of such gender or number as the circumstances require.

                                   * * * * *

         IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this 1st day of July, 1998.

                                            CRAFTMADE INTERNATIONAL, INC.



                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------




                                            TRADE SOURCE INTERNATIONAL, INC.
                                            a Delaware corporation



                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                 EXHIBIT 2.7(c)

                                ESCROW AGREEMENT

         This Escrow Agreement ("Escrow Agreement"), dated as of July 1, 1998 (the "Closing Date"), is by and among Craftmade International, Inc., a Delaware corporation ("Buyer"), Trade Source International, Inc., a Delaware corporation ("Subsidiary"), Neall and Leslie Humphrey, individuals resident in El Dorado Hills, California (collectively, "Humphrey"), John DeBlois, an individual resident in Dedham, Massachusetts ("DeBlois" and, together with Humphrey, the "Majority Shareholders") and The Frost National Bank, a national banking association, as escrow agent ("Escrow Agent").

         This is the Escrow Agreement referred to in the Merger Agreement dated as of July 1, 1998 (the "Merger Agreement") among Buyer, Sellers (as defined in the Merger Agreement), Subsidiary and Trade Source International, Inc., a California Corporation (the "Company").

         The parties, intending to be legally bound, hereby agree as follows:

1.       ESTABLISHMENT OF ESCROW

                 (a) Pursuant to the Merger Agreement, Buyer and Subsidiary are depositing (i) a certificate representing 39,697 shares of common stock, $0.01 par value per share ("Buyer Shares"), of the Buyer in the name of Humphrey and (ii) a certificate representing 25,895 shares of Buyer Shares in the name of DeBlois (collectively, the "Escrow Shares") with Escrow Agent. Escrow Agent acknowledges receipt thereof.

                 (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Shares pursuant to the terms and conditions hereof.

2.       CLAIMS

                 (a) From time to time on or before July 1, 2000, Buyer or Subsidiary may give notice (a "Notice") to the Majority Shareholders and Escrow Agent specifying in reasonable detail the nature and dollar amount (the "Dollar Amount") of any claim (a "Claim") it may have under Article XII of the Merger Agreement, along with the exact number of Buyer Shares to be disbursed with respect to such Claim; Buyer or Subsidiary may make more than one claim with respect to any underlying state of facts. If the Majority Shareholders give notice to Buyer, Subsidiary and Escrow Agent disputing any Claim (a "Counter Notice") within thirty (30) days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 2(b). If no Counter Notice is received by Escrow Agent within such 30-day period, then the Dollar Amount of damages claimed by Buyer or Subsidiary as set forth in its respective Notice shall be deemed established for purposes of this Escrow Agreement and the Merger Agreement and, at the end of such 30-day period (the "Claim Date"), Escrow Agent shall disburse to Buyer or Subsidiary the amount of Buyer Shares specified in such Notice. The number of Buyer Shares specified by Buyer or Subsidiary in the Notice shall be equal to (i) the dollar amount claimed in the Notice divided by
         (ii) the last reported sale price of the Buyer Shares on the Nasdaq National Market System, as of the New York Stock Exchange, Inc. trading day immediately preceding the Claim Date; provided, however, that such disbursement shall be only to the extent of the Escrow Shares. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger Agreement.

                 (b) If a Counter Notice is given with respect to a claim, Escrow Agent shall make a disbursement of the Escrow Shares with respect thereto only in accordance with (i) joint written instructions of Buyer, Subsidiary and the Majority Shareholders or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

3.       TERMINATION OF ESCROW; VOLUNTARY RELEASE OF ESCROW SHARES

         On July 1, 2000 (the "Disbursement Date"), Escrow Agent shall pay and distribute the then Escrow Shares to the Majority Shareholders (60.5217545% to Humphrey and 39.4782455% to DeBlois), unless (i) any Claims are then pending, in which case an amount of Escrow Shares equal to (A) the aggregate Dollar Amount of such Claims (as shown in the Notices of such Claims) divided by (B) the last reported sale price of the Buyer Shares on the Nasdaq National Market System, as of the New York Stock Exchange, Inc. trading day immediately preceding the Disbursement Date shall be retained by Escrow Agent (and the balance disbursed to the Majority Shareholders in such proportions) or (ii) Buyer or Subsidiary has given notice to the Majority Shareholders and Escrow Agent specifying in reasonable detail the nature of any other claim it may have under Article XII of the Merger Agreement with respect to which it, in good faith, is unable to specify the amount of Damages, in which case the entire Escrow Shares shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer, Subsidiary and the Majority Shareholders or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 2(b).

         After July 1, 1999, Buyer, in its sole discretion, may, by written notice, cause the Escrow Agent to pay and distribute some or all of the Escrow Shares to the Majority Shareholders (60.5217545% of such released amount to Humphrey and 39.4782455% of such released amount to DeBlois). Any such written notice delivered to Escrow Agent shall specify the exact number of Escrow Shares to be delivered to each of Humphrey and DeBlois.

4.       DUTIES OF ESCROW AGENT

                 (a) Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                 (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Shares, or any loss of interest incident to any such delays.

                 (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent. If the Escrow Agent obeys or complies with any court order, judgment or decree, it shall not be liable to any of the parties, their respective successors or assigns, or to any other person or entity because of such compliance, even if such court order, judgment or decree is substantially reversed, modified, annulled, set aside or vacated.

                 (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice. Escrow Agent shall never be required to calculate the value, or determine the number of Escrow Shares necessary to satisfy a Claim or to be distributed to the Majority Shareholders.

                 (e) Escrow Agent does not have any interest in the Escrow Shares deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Shares shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 4(e) and Section 4(b) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of Escrow Agent.

                 (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                 (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                 (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent may, at Escrow Agent's election, (i) retain and safeguard the Escrow Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction or (ii) interplead the Escrow Shares with a court of competent jurisdiction in Tarrant County, Texas, and recover from the other parties hereto, jointly and severally, its attorneys' fees and costs in connection with such interpleader.

                 (i) If there is any disagreement or dispute in connection with the Escrow Shares or the subject matter hereof, or in the event of adverse or inconsistent claims or demands upon, or inconsistent instructions to, the Escrow Agent, or if the Escrow Agent in good faith is in doubt as to what action to take pursuant to the Escrow Agreement, the Escrow Agent may, at its election, refuse to comply with any such claims, demands or instructions, or refuse to take any other action pursuant to this Escrow Agreement until:

                          (i) the rights of all persons involved in the dispute have been fully and finally adjudicated by a court of competent jurisdiction or the Escrow Agent has resolved any such doubts to its good faith satisfaction; or

                          (ii) all disputes have been resolved between the parties involved, and the Escrow Agent has received written notice thereof satisfactory to it from all such persons.

                 Without limiting the generality of the foregoing, the Escrow Agent may, at its election, interplead the Escrow Shares or any portion thereof with a court of competent jurisdiction in Tarrant County, Texas, or commence judicial proceedings for declaratory judgment, and the Escrow Agent shall be entitled to recover from the other parties to this Escrow Agreement, jointly and severally, its attorneys' fees and costs in connection with any such interpleader or declaratory judgment action.

                 (j) Buyer shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amounts set forth on Exhibit A attached hereto. Buyer agrees to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

                 (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

                 (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

                 (m) If the number of Escrow Shares to be disbursed at any time by Escrow Agent to any other party pursuant to the terms of this Escrow Agreement is less than the total amount of Escrow Shares held by Escrow Agent, Escrow Agent shall tender the certificates representing the Escrow Shares to North American Transfer, the transfer agent for Buyer, to reduce such certificates into smaller denominations sufficient to permit such partial disbursement.

5.       LIMITED RESPONSIBILITY

         This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall not be bound by, or charged with notice of, the provisions of any agreement among the other parties hereto except this Escrow Agreement.

6.       OWNERSHIP FOR TAX PURPOSES; VOTING AND PECUNIARY BENEFITS

                 (a) The parties agree that, for purposes of federal and other taxes based on income, Humphrey and DeBlois will be treated as the owner of 60.5217545% and 39.4782455% the Escrow Shares, respectively, and that Humphrey and DeBlois will report all income, if any, that is earned on, or derived from, the Escrow Shares as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

                 (b) The Majority Shareholders shall have all voting and pecuniary benefits associated with the Escrow Shares but shall not have dispositive power over the Escrow Shares, while the Escrow Shares remain in escrow. Humphrey shall exercise the voting rights and receive the pecuniary benefits with respect to 60.5217545% of the Escrow Shares, and DeBlois shall exercise the voting rights and receive the pecuniary benefits with respect to 39.4782455% of the Escrow Shares.

7.       NOTICES

         All notices, consents, waivers and other communications under this Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Majority Shareholders:
                 Neall and Leslie Humphrey
                 c/o Trade Source International, Inc.
                 5005 Hillsdale Circle
                 El Dorado Hills, California 95762
                 Facsimile No.: (916) 933-6047

                 John DeBlois
                 30 Eastbrook Road #301
                 Dedham, Massachusetts 02026
                 Facsimile No.: (781) 329-6683

         with a copy to:
                 Gary L. Bradus
                 Weintraub Genshlea & Sproul
                 400 Capitol Mall
                 Eleventh Floor
                 Sacramento, California 95814
                 Facsimile No.: (916) 446-1611

         Buyer:
                 Craftmade International, Inc.
                 650 South Royal Lane
                 Suite 100
                 P.O. Box #1037
                 Coppell, Texas 75019-1037
                 Attention: James Ridings
                 Facsimile No.: (972) 304-3754

         with a copy to:
                 Brian D. Barnard
                 Haynes and Boone, LLP
                 201 Main Street
                 Suite 2200
                 Fort Worth, Texas 76102
                 Facsimile No.: (817) 347-6650

         Subsidiary:
                 Trade Source International, Inc.
                 650 South Royal Lane
                 Suite 100
                 P.O. Box #1037
                 Coppell, Texas 75019-1037
                 Attention: James Ridings
                 Facsimile No.: (972) 304-3754

         with a copy to:
                 Brian D. Barnard
                 Haynes and Boone, LLP
                 201 Main Street
                 Suite 2200
                 Fort Worth, Texas 76102
                 Facsimile No.: (817) 347-6650

         Escrow Agent:
                 The Frost National Bank
                 4200 South Hulen
                 Fort Worth, Texas 76109
                 Attention: Mike Smith
                 Facsimile No.: (817) 731-9123

         with a copy to:
                 Nicholas S. Pappas
                 Bruner, Jamieson & Pappas, L.L.P.
                 306 West 7th Street
                 Suite 701
                 Fort Worth, Texas 76102
                 Facsimile No.: (817) 332-6619

8.       JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement shall be brought against any of the parties in the courts of the State of Texas, County of Tarrant, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, Fort Worth Division, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9.       COUNTERPARTS

         This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

10.      SECTION HEADINGS

         The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

11.      WAIVER

         The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

12.      EXCLUSIVE AGREEMENT AND MODIFICATION

         This Escrow Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter. This Escrow Agreement may not be amended except by a written agreement executed by the Buyer, Subsidiary, the Majority Shareholders and the Escrow Agent.

13.      GOVERNING LAW

         This Escrow Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of law principles.

14.      SUBSIDIARY

         As used in this Escrow Agreement, the term "Subsidiary" shall refer to Trade Source International, Inc., a Delaware corporation, and any successor in interest thereto.


                                   * * * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.



                                         ------------------------------------
                                         Neall Humphrey




                                         ------------------------------------
                                         Leslie Humphrey





                                         ------------------------------------
                                         John DeBlois



                                         WILEY FAMILY TRUST



                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------



                                         ------------------------------------
                                         James Bezzerides


                                         BEZZCO INC. EMPLOYEE RETIREMENT TRUST



                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------

                                         THE FROST NATIONAL BANK



                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------

                                   EXHIBIT A

                           ESCROW AGENT COMPENSATION

                                 EXHIBIT 2.7(d)

                                LEASE AGREEMENT

               [LOGO] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

             STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE--NET

               (Do not use this form for Multi-Tenant Property)

1.   BASIC PROVISIONS ("BASIC PROVISIONS")

     1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, July 1, 1998, is made by and between Humphrey Enterprises, LLC, a California limited liability company ("LESSOR") AND Trade Source International, Inc., a Delaware corporation ("LESSEE"), (collectively the "PARTIES," or individually a "PARTY").

     1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 5005 Hillsdale Circle located in the County of El Dorado, State of California and generally described as (describe briefly the nature of the property) Lessor is leasing to Lessee 4,200 square feet of existing office space. In consideration of Lessee paying for certain tenant improvements, Lessor is including an additional 1,900 square feet of space for the initial term of this Lease only. If Lessee exercises the Option to Extend, the Market Rental Value Adjustment shall be made as to all 6,100 square feet, not just the 4,200 square feet. The Premises can also include warehouse space as agreed upon by Lessor and Lessee. The Premises consists of the land described in the legal description set forth below and all improvements thereon, consisting of a building containing office and warehouse space. Lessor is leasing to Lessee approximately 6,100 square feet of office space in the building, with adjacent parking area.

                                Legal Description

     A portion of the Northeast quarter of Section 73, township 09 North, Range 08 East, MDB&M., more particularly described as follows:

     Parcel 77, as shown in that certain Parcel Map filed in the office of the County Recorder, County of El Dorado, State of California, on January 7, 1987, in Book 36, of Parcel Maps, at page 115. ("PREMISES"). (See Paragraph 2 for further provisions.) See Option to Extend contained at paragraph 50.

     1.3 TERM: Three (3) years and -0- months ("ORIGINAL TERM") commencing
July 1, 1998 ("COMMENCEMENT DATE") and ending June 30, 2001 ("EXPIRATION DATE"). (See Paragraph 3 for further provisions.)

     1.4 EARLY POSSESSION: N/A ("EARLY POSSESSION DATE"). (See Paragraphs 3.2 and 3.3 for further provisions.)

     1.5 BASE RENT: $4,500.00 per month ("BASE RENT"), payable on the first day of each month commencing July 1, 1998 (See Paragraph 4 for further provisions.)

[ ] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 BASE RENT PAID UPON EXECUTION: $4,500.00 as Base Rent for the period July 1, 1998 - July 31, 1998

     1.7 SECURITY DEPOSIT: $__________ ("SECURITY DEPOSIT"). (See Paragraph 5 for further provisions.)

     1.8 PERMITTED USE: Office space for lighting and ceiling fan products business. (See Paragraph 6 for further provisions.)

     1.9 INSURING PARTY: Lessor is the "INSURING PARTY" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

     1.10 REAL ESTATE BROKERS: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes): None represents

[ ] Lessor exclusively ("LESSOR'S BROKER"); [ ] both Lessor and Lessee, and
_______ represents

[ ] Lessee exclusively ("LESSEE'S BROKER"); [ ] both Lessee and Lessor. (See
    Paragraph 15 for further provisions.)

     1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by Craftmade International, Inc. ("GUARANTOR"). (See Paragraph 37 for further provisions.)

     1.12 ADDENDA. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 56 and Exhibits A and B all of which constitute a part of this Lease.

2.   PREMISES.

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

     2.2 CONDITION. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty
(30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six
(6) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.4 ACCEPTANCE OF PREMISES. Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

     2.5 LESSEE PRIOR OWNER/OCCUPANT. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

3.   TERM.

     3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

     3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.





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



     3.3 DELAY IN POSSESSION. If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by the Early Possession Date, if one is specified in Paragraph 1.4, or, if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.   RENT.

     4.1 BASE RENT. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5.   SECURITY DEPOSIT.

     Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor sufficient to maintain the same ratio between the Security Deposit and the Base Rent as those amounts are specified in the Basic Provisions. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and affair Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessor's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6.   USE.

     6.1 USE. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessees assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

     6.2 HAZARDOUS SUBSTANCES.

         (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

         (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

         (c) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

     6.3 LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense. fully, diligently and in a timely manner, comply with all "APPLICABLE LAW," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

     6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to, Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.   MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND
     ALTERATIONS.

     7.1 LESSEE'S OBLIGATIONS.

         (a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc).


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7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14
(condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, non-structural (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), floors, windows, doors, plate glass, skylights landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about, or adjacent to the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for seven (7) years or more, Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven (7) years.

         (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

     7.2 LESSOR'S OBLIGATIONS. Except for the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises), 2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non-structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs.

     7.3 UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

         (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $25,000.

         (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and
(iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor under Paragraph 36 hereof.

         (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

     7.4 OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

         (a) OWNERSHIP. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

         (b) REMOVAL. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor.

         (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "ORDINARY WEAR AND TEAR" shall not include any damage or deterioration that would have been prevented by good maintenance practice or Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.   INSURANCE; INDEMNITY.

     8.1 PAYMENT FOR INSURANCE. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

     8.2 LIABILITY INSURANCE.

         (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

         (b) CARRIED BY LESSOR. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

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     8.3 PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

         (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDER(S)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph
8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

         (b) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one
(1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

         (c) ADJACENT PREMISES. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

         (d) TENANT'S IMPROVEMENTS. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

     8.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

     8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

     8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor ("WAIVING PARTY") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph
8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     8.7 INDEMNITY. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

     8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.   DAMAGE OR DESTRUCTION.

     9.1 DEFINITIONS.

         (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

         (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

         (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

         (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

         (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2 PARTIAL DAMAGE--INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for

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any funds contributed by Lessee to repair any such damage or destruction.
Premises Partial Damage due to flood or earthquake shall be subject to Paragraph
9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds such insurance shall be made available for the repairs if made by either Party.

     9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a grossly negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13). Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

     9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("EXERCISE PERIOD"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and affect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

     9.6 ABATEMENT OF RENT; LESSEE'S REMEDIES.

         (a) In the event of damage described in Paragraph 9.2 (Partial Damage -Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

         (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "COMMENCE" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

     9.7 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect. but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $ 100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve (12) months.

     9.8 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

     9.9 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  REAL PROPERTY TAXES.

    10.1 (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

         (b) ADVANCE PAYMENT. In order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right, at Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a), at the option of Lessor, be treated as an additional
Security Deposit under Paragraph 5.

    10.2 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

    10.3 JOINT ASSESSMENT. If the Premises are not separately assessed. Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations.

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assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

    10.4 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other promises.

12.  ASSIGNMENT AND SUBLETTING.

    12.1 LESSOR'S CONSENT REQUIRED. Lessee may sublease all or a portion of the Premises as set forth in this Section 12; provided however, in addition to all other requirements set for in this Lease, Lessee must first offer to Lessor the right to take back the portion of the Premises which Lessee desires to sublease. In the event the Lessor exercises such right, the Base Rent shall be reduced in proportion to the amount of space released to Lessor.

         (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

         (b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

         (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of the execution by Lessor of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "NET WORTH OF LESSEE" for purposes of this Lease shall be the net worth of Lessee (excluding any guarantors), established under generally accepted accounting principles consistently applied.

         (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty
(30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

         (e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

    12.2 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

         (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

         (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

         (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

         (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

         (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the current monthly Base Rent, whichever is greater, as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

         (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

         (g) The occurrence of a transaction described in Paragraph 12.1(c) shall give Lessor the right (but not the obligation) to require that the Security Deposit be increased to an amount equal to six (6) times the then monthly Base Rent, and Lessor may make the actual receipt by Lessor of the amount required to establish such Security Deposit a condition to Lessor's consent to such transaction.

         (h) Lessor, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment structure of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment structure for property similar to the Premises as then constituted.

    12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

         (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

         (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

         (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

         (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

         (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  DEFAULT; BREACH; REMEDIES.

    13.1 DEFAULT; BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "DEFAULT" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH"


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is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

         (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

         (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five
(5) business days following written notice thereof by or on behalf of Lessor to Lessee.

         (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1, (b), (iii) the recession of an unauthorized assignment or subletting per Paragraph 12.1, (b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten
(10) days following written notice by or on behalf of Lessor to Lessee.

         (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

         (e) The occurrence of any of the following events: (i) The making by lessee of any general arrangements or assignment for the benefit of creditors;
(ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. ss.101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

         (f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

         (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease.

    13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

         (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b),(c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

         (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

         (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

         (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

    13.3 INDUCEMENT RECAPTURE IN EVENT OF BREACH. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for "the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

    13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

    13.5 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "CONDEMNATION"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes


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title or possession whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.  BROKER'S FEE.

    OMITTED

16.  TENANCY STATEMENT.

    16.1 EACH PARTY (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "TENANCY STATEMENT" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

    16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three
(3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.  NOTICES.

    23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

    23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.


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

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

    30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty
(30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

    30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

    30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "NON-DISTURBANCE AGREEMENT") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

    30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. ATTORNEY'S FEES. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof and the right to install, and all revenues from the installation of, such advertising signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Lessee's business.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.  CONSENTS.

         (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

         (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.  GUARANTOR. See Exhibit B.

    37.1 If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each said Guarantor shall have the same obligations as Lessee under this Lease, including but not limited to the obligation to provide the Tenancy Statement and information called for by Paragraph 16.

    37.2 It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signature of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.  OPTIONS. See paragraph 50.

    39.1 DEFINITION. As used in this Paragraph 39 the word "OPTION" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

    39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.


                                                                 Initials
                                                                          ------

                                                                          ------

    39.3 MULTIPLE OPTIONS. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

    39.4 EFFECT OF DEFAULT ON OPTIONS.

        (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three
(3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

        (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

        (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of Default under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. MULTIPLE BUILDINGS. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.



LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at                                           Executed at
           -------------------------------------                 ----------------------------------------
on                                                    on
   ---------------------------------------------        -------------------------------------------------
by LESSOR:                                            by LESSEE:
          Humphrey Enterprises, LLC                               Trade Source International, Inc.,
   ---------------------------------------------      ---------------------------------------------------
          a California limited liability company                  a Delaware corporation
   ---------------------------------------------      ---------------------------------------------------
By        /s/ NEALL HUMPHREY                          By    /s/ JIMMY RIDINGS
   ---------------------------------------------        -------------------------------------------------
Name Printed: Neall Humphrey                          Name Printed:
             -----------------------------------                   --------------------------------------
Title:        Manager                                 Title:
      ------------------------------------------            ---------------------------------------------

By        /s/ LESLIE HUMPHREY                         By
   ---------------------------------------------         ------------------------------------------------
Name Printed: Leslie Humphrey                         Name Printed:
             -----------------------------------                   --------------------------------------
Title:        Manager                                 Title:
      ------------------------------------------            ---------------------------------------------
Address:      781 Reddick Way                         Address: 650 S. Royal Lane, Suite 100
        ----------------------------------------              -------------------------------------------
              El Dorado Hills, CA 95762                        P.O. Box.1037, Coppell, TX 75019-1037
        ----------------------------------------              -------------------------------------------
Tel. No. (   )             Fax No. (   )              Tel. No. (   )             Fax No. (   )
          --- ------------          --- --------                --- ------------          --- --------


                                     PAGE 10

 NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-8777. Fax No.(213) 687-8616.

         Copyright 1990 - By American Industrial Real Estate Association. All rights reserved. No part of these works may be reproduced in any form without permission in writing.

                                                               FORM 204N-R-12/91

                                   ADDENDUM TO
             STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE--NET

LEASE DATE:                             July 1, 1998

ADDENDUM DATE:                          July 1, 1998

LESSOR:                                 HUMPHREY ENTERPRISES, LLC

LESSEE:                                 TRADE SOURCE INTERNATIONAL, INC.

PREMISES:                               5005 Hillsdale Cr., El Dorado Hills, CA

-------------------------------------------------------------------------------

This Addendum is a part of that Lease between Humphrey Enterprises, LLC as Lessor and Trade Source International, Inc. as Lessee, dated July 1, 1998, as to those Premises depicted in Exhibit "A" to the lease, located at 5005 Hillsdale Circle, El Dorado Hills, CA. To the extent that any provision or term of this Addendum is inconsistent with any provision or term of the Lease, such Addendum provision or term shall supersede and control over the Lease.

50.  OPTION TO EXTEND.

     See attached Option(s) to Extend Rider incorporated herein by this reference.

51.  LESSEE INSURANCE DEFAULT.

     In the event that (a) Lessee fails to deliver to Lessor any policy, certificate, or renewal notice required under Paragraph 8.5, within the prescribed time period, or if any such policy is canceled or materially modified (in a manner detrimental to Lessor) during the Lease term without Lessor's consent, and (b) Lessee fails to cure such default within fifteen
     (15) days after delivery of Lessor's written notice thereof to Lessee, Lessor may at Lessor's option, but shall not be obligated to, obtain such insurance on behalf of Lessee and bill Lessee, as additional rent, for the cost thereof. The provisions of this Paragraph 51 are for the benefit of Lessor and Lessor's lenders only and are not nor shall they be construed to be for the benefit of any employee of Lessee, any other tenant or occupant of the Building, or any other person whatsoever.

52.  INDEMNIFICATION AND EXEMPTION OF LESSOR FROM LIABILITY.

     The parties hereby acknowledge and agree that the provisions of Paragraphs
     8.7 and 8.8 of the Lease concerning the indemnification of Lessor by Lessee and the exemption of Lessor from liability were specifically negotiated and constitute a fair and reasonably commercial allocation of risk and liability between the parties. The parties further acknowledge and agree such provisions are intended to prevent certain operating expenses (e.g., Lessor's insurance premiums) for the Building from increasing. The parties also agree that the term "Lessor" as used in Paragraphs 8.7 and 8.8, shall mean Lessor and Lessor's directors, officers, employees, agents, assigns and any successors to Lessor's interest. Lessor also acknowledges the Lessee's indemnity obligations are limited to acts or omissions of Lessee arising only on and after the date Lessee takes possession of any portion of the Premises. Lessor agrees that it shall indemnify Lessee in the same manner and extent as prescribed in Lessee's indemnity in Paragraph 8.7 of the Lease, as to any events, or acts of omissions of Lessor, occurring prior to Lessee's possession of any portion of the Premises.



                                                                 Initials:
                                                                          ------

                                                                          ------

53.  INSURANCE.

     (a) Each insurance policy that Lessee is required to maintain under this Lease shall: (i) be in a form reasonably acceptable to Lessor and shall specifically exclude any "best efforts" language by the insurer as to notice to Lessor and other related issues; and (ii) have an "Additional Insured--Managers of Lessors of Premises" endorsement and shall contain the "Amendment of the Pollution Exclusion" in a form and in an amount reasonably acceptable to Lessor for damage (including remediation costs) caused by heat, smoke or fumes from a hostile fire and from any and all Hazardous Materials Lessee may use or bring onto or around the Premises.

     (b) Lessor and Lessee shall cause each insurance policy obtained by them pursuant to the Lease to provide that the insurance company waives all right of recovery by way of subrogation against either Lessor or Lessee in connection with any damage covered by any policy. The party undertaking to obtain the insurance shall notify the other party if an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waivers of subrogation. The other party shall have ten (10) days after receiving the notice either to (i) place the insurance with a company that is reasonably satisfactory to such party, meets all of the other requirements of this Lease and will carry the insurance with a waiver of subrogation, or (ii) agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, then the other party is relieved of the obligation to obtain a waiver of subrogation for the particular insurance involved.

54.  SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS.

     The parties' respective remedies and obligations under this Lease, Lessee's indemnities, waivers and releases under this Lease, and Lessee's payment obligations under this Lease with respect to Lessee's use or possession of the Premises during the term and any holdover period, and with respect to any cost or expense incurred by Lessor during or with respect to the term or any holdover period, shall survive the termination of the Lease.

55.  ACCORD AND SATISFACTION

     No payment by Lessee or receipt by Lessor of a lesser amount of Base Rent, or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Lessor may accept any partial payment from Lessee without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to any applicable law.

56.  NO COUNTERCLAIM OR ABATEMENT.

     Base Rent payable by Lessee hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction (and the parties specifically waive the benefit or effect of any statutes or case law to the contrary); and obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any restriction or prevention of or interference with any use of the Premises or any part thereof unless either Lessor specifically indicated that such restriction would not apply to Lessee or Lessor is directly responsible for such prevention or interference with Lessee's


                                                                 Initials
                                                                          ------

                                                                          ------
                                     - 2 -
     use of the Premises; (b) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessor, or any action taken with respect to this Lease by any trustee or receiver of Lessor, or by any court, in any such proceeding; (c) any claim which Lessee has or might have against Lessor; (d) any failure on the party of Lessor to perform or comply with any of the terms hereof or of any other agreement with Lessee; or (e) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Lessee waives all rights now or hereafter conferred by statute (including, but not limited to, the provisions of California Civil Code, Section 1942 and California Code of Civil Procedure Section 1265.130) or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of Base Rent payable by Lessee hereunder.

     THE ABOVE TERMS ARE ACKNOWLEDGED AND AGREED TO:

LESSOR:                                 LESSEE:

HUMPHREY ENTERPRISES, LLC               TRADE SOURCE INTERNATIONAL, INC.

By: /s/ NEALL W. HUMPHREY               By: /s/  JAMES R. RIDINGS
   -------------------------               -------------------------
        Neall W. Humphrey
Its:    Manager                         Its:
                                            ------------------------

By: /s/ LESLIE HUMPHREY
   -------------------------
        Leslie Humphrey
Its:    Manager

Dated:                 , 1998           Dated:                 , 1998
      -----------------                       -----------------

                                        Initials:
                                             -------
                                             -------

               [LOGO] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                               OPTION(S) TO EXTEND

                                   ADDENDUM TO
                                 STANDARD LEASE

         DATED    July 1, 1998
              --------------------------------------------------------
         BY AND BETWEEN (LESSOR)    Humphrey Enterprises, LLC
                                 -------------------------------------
                        (LESSEE)    Trade Source International, Inc.
                                 -------------------------------------
         PROPERTY ADDRESS:  5005 Hillsdale Circle, El Dorado Hills, CA
                         ---------------------------------------------
Paragraph 50
         ----

A.       OPTION(S) TO EXTEND:

         Lessor hereby grants to Lessee the option to extend the term of this Lease for 1 additional 36 month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(i) Lessee gives to Lessor, and Lessor actually receives on a date which is prior to the date that the option period would commence (if exercised) by at least 3 and not more than 6 months, a written notice of the exercise of the option(s) to extend this Lease for said additional term(s), time being of essence. If said notification of the exercise of said option(s) is (are) not so given and received, the option(s) shall automatically expire; said option(s) may (if more than one) only be exercised consecutively;

(ii) The provisions of paragraph 39, including the provision relating to default of Lessee set forth in paragraph 39.4 of this lease are conditions of this Option;

(iii) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

(iv) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

[ ]      I.       COST OF LIVING ADJUSTMENT(S) (COL)

         (a)      On (Fill in COL Adjustment Date(s):__________________________
____________________________________________________________________________ the
monthly rent payable under paragraph 1.5 ("Base Rent") of the attached Lease shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): [ ] CPI W (Urban Wage Earners and
Clerical Workers) or [ ] CPI U (All Urban Consumers), for (Fill in Urban Area):
________________________________, All Items (1982-1984 = 100), herein referred to as "C.P.I."

         (b) The monthly rent payable in accordance with paragraph AI(a) of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month 2 (two) months prior to the month(s) specified in paragraph AI(a) above during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. of the calendar month which is two (2) months prior to (select one):
[ ] the first month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or [ ] (Fill in Other "Base Month"):____________________________.
The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment.

         (c) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

[XX]     II.      MARKET RENTAL VALUE ADJUSTMENT(S) (MRV) *

         (a) On (Fill in MRV Adjustment Date(s): July 1, 2001 the monthly rent payable under paragraph 1.5 ("Base Rent") of the attached Lease shall be adjusted to the "Market Rental Value" of the property as follows:


                  1) Four months prior to the Market Rental Value (MRV) Adjustment Date(s) described above, Lessor and Lessee shall meet to establish an agreed upon new MRV for the specified term. If agreement cannot be reached, then:

Initials:                                                        Initials:
         ------                                                           ------

         ------                                                           ------


                               OPTION(S) TO EXTEND
                                   PAGE 1 OF 2

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213)687-8777. Fax No. (213) 687-8616.

                  i) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the parties, or

                  ii) Both Lessor and Lessee shall each immediately select and pay the appraiser or broker of their choice to establish a MRV within the next 30 days. If, for any reason, either one of the appraisals is not completed within the next 30 days, as stipulated, then the appraisal that is completed at that time shall automatically become the new MRV. If both appraisals are completed and the two appraisers/brokers cannot agree on a reasonable average MRV then they shall immediately select a third mutually acceptable appraiser/broker to establish a third MRV within the next 30 days. The average of the two appraisals closest in value shall then become the new MRV. The costs of the third appraisal will be split equally between the parties.

                  2) In any event, the new MRV shall not be less than the rent payable for the month immediately preceding the date for rent adjustment.

         (b) Upon the establishment of each New Market Rental Value as described in paragraph AII:

                  1) the monthly rental sum so calculated for each term as specified in paragraph AII(a) will become the new "Base Rent" for the purpose of calculating any further Cost of Living Adjustments as specified in paragraph AI(a) above and

                  2) the first month of each Market Rental Value term as specified in paragraph AII(a) shall become the new "Base Month" for the purpose of calculating any further Cost of Living Adjustments as specified in paragraph AI(b).

         III.     FIXED RENTAL ADJUSTMENT(S) (FRA)

The monthly rent payable under paragraph 1.5 ("Base Rent") of the attached Lease shall be increased to the following amounts on the dates set forth below:

         On (Fill in FRA Adjustment Date(s)):     The New Base Rental shall be:

                                                  $
         -------------------------------------     --------------------
                                                  $
         -------------------------------------     --------------------
                                                  $
         -------------------------------------     --------------------
                                                  $
         -------------------------------------     --------------------


B. NOTICE: Unless specified otherwise herein, notice of any escalations other than Fixed Rental Adjustments shall be made as specified in paragraph 23 of the attached Lease.

C.       BROKER'S FEE:

         The Real Estate Brokers specified in paragraph 1.10 of the attached Lease shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the attached Lease.

      * Lessor and Lessee acknowledge and agree that the Base Rent for the initial term was determined based on a premises consisting of 4,000 square feet although the Lessee has use of the entire premises. The Market Rental Value determined pursuant to this section 11(a) shall be the Market Rental Value for the entire Premises.


Initials:                                                        Initials:
         ------                                                           ------

         ------                                                           ------

                               OPTION(S) TO EXTEND
                                   PAGE 2 OF 2

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-8777. Fax No. (213) 687-8616.

                                   EXHIBIT B

               [LOGO] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                GUARANTY OF LEASE

     WHEREAS, Humphrey Enterprises, LLC, a California limited liability company, hereinafter "Lessor", and Trade Source International, Inc., a Delaware corporation, hereinafter "Lessee", are about to execute a document entitled "Lease" dated July 1, 1998 concerning the premises commonly known as 5005 Hillsdale Circle, El Dorado Hills, CA wherein Lessor will lease the premises to Lessee, and

     WHEREAS, Craftmade International, Inc., a Delaware corporation hereinafter "Guarantors" have a financial interest in Lessee, and

     WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guarantee of Lease.

     NOW THEREFORE, in consideration of the execution of the foregoing Lease by Lessor and as a material inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of all rents and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

     It is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall guarantee performance of said Lease as so modified.

     This Guaranty shall not be released, modified or affected by the failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

     No notice of default need be given to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee under the terms of the Lease or at law or in equity.

     Guarantors hereby waive (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default, any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation.

     Guarantors do hereby subrogate all existing or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

     If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

     The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same.

     The term "Lessor" refers to and means the Lessor named in the Lease and also Lessor's successors and assigns. So long as Lessor's interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Lessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

     The term "Lessee" refers to and means the Lessee named in the Lease and also Lessees successors and assigns.

     In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

     IF THIS FORM HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS FORM OR THE TRANSACTION RELATING THERETO.

Executed at

---------------------------------     ---------------------------------

on                                     /s/ JIMMY RIDINGS
---------------------------------     ---------------------------------

Address
---------------------------------     ---------------------------------

                                               "GUARANTORS"
-------------------------

    FOR THIS FORM, WRITE: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 S. FLOWER STREET, SUITE 600, LOS ANGELES, CALIF. 90017 (c)1996 - AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                          Addendum to Guaranty of Lease

This addendum modifies that Guaranty of Lease dated July 1, 1998 executed by Craftmade International, Inc., a Delaware corporation, in favor of Humphrey Enterprises, LLC, a California limited liability company ("Guaranty"). To the extent the terms of this addendum conflict with the terms of the Guaranty, the terms of this addendum shall control.

Notwithstanding any other provision in the Guaranty to the contrary, where the Guaranty requires that the Lessor provide the Guarantor with notice (or specifies that no notice is necessary), Lessor shall give Guarantor five (5) business days notice.

As modified by this addendum, the Guaranty shall continue in full force and effect.

Craftmade International, Inc.,            Humphrey Enterprises, LLC, a
a Delaware corporation                    California limited liability company

By: /s/ JIMMY RIDINGS                     By: /S/ NEALL HUMPHREY
   ---------------------------------         ---------------------------------
       (Jimmy Ridings, President)                (Neall Humphrey, Manager)

                                 EXHIBIT 8.4(a)

                FORM OF OPINION OF WEINTRAUB, GENSHLEA & SPROUL


Craftmade International, Inc.
650 South Royal Lane
Suite 100
P.O. Box #1037
Coppell, Texas 75019-1037

Gentlemen:

         We have acted as counsel to Neall and Leslie Humphrey, John DeBlois, the Wiley Family Trust, James Bezzerides, the Bezzco Inc. Employee Retirement Trust (the "Retirement Trust"), Neall Humphrey and John DeBlois (collectively, "Sellers"), Trade Source International, Inc., a California corporation (the "Company") and the Subsidiaries of the Company in connection with the Merger Agreement dated as of July 1, 1998 (the "Agreement") among the Sellers, the Company, Trade Source International, Inc., a Delaware corporation ("Subsidiary"), and Craftmade International, Inc., a Delaware corporation ("Buyer"). This is the opinion contemplated by Section 8.4(a) of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement or the Accord referred to below.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State(s) of California.

         Based on the foregoing, our opinion is as follows:

         1. The Agreement, the Escrow Agreement and the Sellers' Releases are enforceable against the Sellers.

         2. The authorized capital stock of the Company consists of 50,000 shares of common stock, no par value, of which 1,343 shares are outstanding. Sellers own all of shares of Stock of record and beneficially, free and clear of all adverse claims.

         3. Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Part 3.1(a) of the Disclosure Letter, with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated, and is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business as set forth in Part 3.1(a) of the Disclosure Letter. All of the outstanding capital stock of each of the Subsidiaries is owned of record and beneficially by one or more of the Acquired

Companies, free and clear of all adverse claims. All of the outstanding shares of capital stock of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the preemptive rights of any Person.

         4. Neither the execution and delivery of the Agreement nor the consummation of any or all of the Contemplated Transactions (a) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement to which any Seller is party or
(b) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or other Governmental Body applicable to any Seller.

         5. Neither the execution and delivery of the Agreement nor the consummation of any or all of the Contemplated Transactions (a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of any Acquired Company, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any Person of any of its obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any Encumbrance upon any property or assets of any Acquired Company under, any agreement to which any Acquired Company is a party or by which any of their respective properties or assets are bound, or to which any of the properties or assets of any Acquired Company are subject, or (c) violates any statute, law, regulation, or rule, or any judgment, decree or order of any court or other Governmental Body applicable to any Acquired Company.

         6. Other than the filing of the Certificates of Merger and the acceptance thereof by the Secretary of State of the State of California and the Secretary of State of the State of Delaware, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required in connection with the execution, delivery and performance of the Agreement or the consummation of the Contemplated Transactions.

         We hereby confirm to you that, except as set forth in Part 3.14 of the Disclosure Letter, there is no Proceeding by or before any court or Governmental Body pending or overtly threatened against or involving any Acquired Company or that questions or challenges the validity of the Agreement or any action taken or to be taken by any Acquired Company pursuant to the Agreement or in connection with the Contemplated Transactions, and none of the Acquired Companies is subject to any judgment, order or decree having prospective effect.

         The Accord is changed for purposes of this Opinion Letter pursuant to
Section 21 of the Accord as follows:

                 (a) the Primary Lawyer Group shall include all lawyers presently at our firm who have given substantive attention to the affairs of any of the Sellers or the Acquired Companies since ______.

          (b)      Accord Section 19(e) and Section 19(j) are deleted.

                                             Very truly yours,



                                             Weintraub, Genshlea & Sproul

                                 EXHIBIT 8.4(b)

                             ESTOPPEL CERTIFICATES

Craftmade International, Inc.
650 South Royal Lane, Suite 100
P.O. Box 1037
Coppell, Texas 75019-1037


                              ESTOPPEL CERTIFICATE

Ladies and Gentlemen:

The undersigned certify as follows:

1. Trade Source International, Inc. ("Tenant") and S.T.D. Realty Trust ("Landlord") entered into a written lease dated January 1, 1998 ("the Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord, premises located at Suite 301 and 302 of the 125 East Street Condominium, in the City of Dedham, Massachusetts ("Premises").

2. The Lease (a copy of which is attached hereto) constitutes the only written agreement between Landlord and Tenant with respect to the Premises. The Lease has not been revised, modified or amended in writing in any respect.

3. The Lease is in full force and effect; Tenant has accepted the Premises and presently occupies them, and is paying rent and all expenses required to be paid by Tenant under the terms of the Lease on a current basis.

4. As of the date of this certificate, Tenant is not in default in the performance of the Lease, and has not committed any breach of the Lease, and no notice of default has been given to Tenant.

5. Landlord has performed all of Landlord's obligations under the Lease and has not committed any breach of the Lease; nor, is there any event or circumstance which, with the giving of notice or the passage of time, would constitute or give rise to a default on the Landlord's part. Tenant has no setoffs or claims against Landlord, or any defenses to the enforcement of the Lease. Landlord has not, by action, failure to act, agreement or otherwise, waived any of the provisions in or Landlord's rights under the Lease.

6. No rent has been paid by Tenant in advance under the Lease. Tenant has deposited with Landlord a security deposit in the amount of $-0-.

7. Tenant has no claim against Landlord for any security deposit, prepaid rent or other prepaid amount except as provided in item 6 of this estoppel certificate.

8. Landlord and Tenant make this certificate with the understanding that Craftmade International, Inc. ("Craftmade") is contemplating acquiring Tenant pursuant to a merger between Tenant and a wholly owned subsidiary of Craftmade, and that if Craftmade acquires Tenant, Craftmade will do so in material reliance on this certificate.

Dated: 6-23-98

LANDLORD:                     TENANT:

S.T.D. REALTY TRUST           TRADE SOURCE INTERNATIONAL, INC.


By: /s/ STEPHEN T. DAVID      By: /s/ JOHN S. DEBLOIS
   ---------------------         -----------------------------------

   (Stephen T. David)            (John S. DeBlois)
   ---------------------         -----------------------------------

Its: Owner                    Its: Tenant
    --------------------          ----------------------------------
                                   Vice President Trade Source Int'l

                                 EXHIBIT 9.4(a)

                    FORM OF OPINION OF HAYNES AND BOONE, LLP

Neall and Leslie Humphrey                 James Bezzerides
c/o Trade Source International, Inc.      4007 W. Bogard
5005 Hillsdale Circle                     Springfield, Missouri 65802
El Dorado Hills, California 95762
                                          Bezzco Inc. Employee Retirement Trust
John DeBlois                              c/o James Bezzerides
30 Eastbrook Road #301                    4007 W. Bogard
Dedham, Massachusetts 02026               Springfield, Missouri 65802

Wiley Family Trust
c/o James Spering
501 Kings Way
Suisun, California 94585


Dear Sellers:

         We have acted as counsel to Craftmade International, Inc., a Delaware corporation ("Buyer"), and Trade Source International, Inc., a Delaware corporation ("Subsidiary") in connection with the Merger Agreement dated as of July 1, 1998 (the "Agreement") among Neall and Leslie Humphrey, John DeBlois, the Wiley Family Trust, James Bezzerides, the Bezzco Inc. Employee Retirement Trust, Buyer, Subsidiary and Trade Source International, Inc., a California corporation. This is the opinion contemplated by Section 9.4(a) of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement or the Accord referred to below.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State(s) of Texas.

         Based on the foregoing, our opinion is as follows:

         1. The Agreement, the Escrow Agreement and the Registration Rights Agreement are enforceable against Buyer and Subsidiary.

         2. Neither the execution and delivery of the Agreement and the Escrow Agreement nor the performance of Buyer's or Subsidiary's obligations thereunder (a) violates any provision of the certificate of incorporation or bylaws of Buyer or Subsidiary, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement to which Buyer or Subsidiary is party or (c) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or Governmental Body applicable to Buyer or Subsidiary.

         3. The Buyer Shares Consideration to be received by Sellers (i) have been duly authorized, and (ii) when issued, will be validly issued, fully paid, nonassessable, and not issued in violation of any preemptive rights or any applicable laws, rules or regulations. Such Shares will, upon delivery thereof, be free and clear of all liens, charges, pledges, encumbrances, equities and claims whatsoever other than those created by Sellers.

         4. Each of Buyer and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated.

                                                   Very truly yours,



                                                   Haynes and Boone, LLP

                                  EXHIBIT 10.1

                                   EMPLOYEES


Dan Worden
Steve Guthrie
Mary Reel
Rosemarie Pierson

                                  EXHIBIT 10.3

                             BONUSES AND DIVIDENDS


              Employee                                   Bonus Amount
              --------                                   ------------
           Neall Humphrey                                   $75,000
            John DeBlois                                    $75,000
          Leslie Humphrey                                   $37,500


                   Dividend Amount per Share of Common Stock
                               $27.9225 per share